DATED September 26, 2005




                           (1) REINHOLD INDUSTRIES INC


                           (2) TCG GUARDIAN 2 LIMITED







                           ------------------------

                              SHARE SALE AGREEMENT
                           ------------------------






                               Gateley Wareing LLP
                                   One Eleven
                                  Edmund Street
                                Birmingham B3 2HJ

1        Definitions.........................................................1

2        Interpretation......................................................6

3        Sale and Purchase of Shares.........................................7

4        Consideration.......................................................7

5        Conditions..........................................................8

6        Pre-Completion Obligations..........................................10

7        Completion..........................................................12

8        Warranties..........................................................13

9        Limitations.........................................................14

10       Purchaser's Undertakings............................................15

11       Vendor's Undertakings...............................................16

12       Restrictions........................................................17

13       Announcements.......................................................19

14       Further Assurance...................................................20

15       Notices.............................................................20

16       Entire Agreement....................................................21

17       Costs...............................................................22

18       Interest............................................................22

19       Third Party Rights..................................................22

20       Counterparts........................................................22

21       General.............................................................22

22       Applicable Law......................................................23

SCHEDULE 1 - Vendor..........................................................24

SCHEDULE 2 - The Company.....................................................25

SCHEDULE 3 - Properties......................................................26

SCHEDULE 4 - Warranties......................................................27

SCHEDULE 5 - Taxation........................................................45

Part 1 - Definitions and Interpretation......................................45

Part 2 - Tax Covenant........................................................49

Part 3 - Tax Warranties......................................................61

SCHEDULE 6 - Limitations.....................................................66

SCHEDULE 7 - Adjustment of Consideration.....................................72

THIS AGREEMENT IS MADE AS A DEED ON:                                       2005

PARTIES:

(1) REINHOLD INDUSTRIES INC, a company incorporated under the laws of the State of Delaware in the United States of America having its registered office at 12827 East Imperial Highway, Santa Fe Springs CA 90670, United States of America; and

(2) TCG GUARDIAN 2 LIMITED a company incorporated and registered in England and Wales (number 5564065) having its registered office at 473 Foleshill Road, Coventry CV6 5AQ.

INTRODUCTION:

(A) The Vendor is the registered holder and legal and beneficial owner of the Shares.

(B) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on and subject to the terms and conditions contained in this Agreement.
1.       Definitions

         In this Agreement unless the context otherwise requires the following definitions will apply:

       "Accounts"                             means the audited financial
                                              statements (including the notes
                                              and the directors' and auditors'
                                              reports annexed thereto) of the
                                              Company and its Subsidiary for the
                                              three accounting periods ended on
                                              the Accounts Date;

       "Accounts Date"                        means 31 December 2004;

       "Acquirer"                             has the meaning given in Clause
                                              12.9;

       "Agreed Form"                          means in a form agreed
                                              between the parties and, for the
                                              purposes of identification only,
                                              initialled by or on behalf of each
                                              of them;

       "Aircraft Seating Business"            means the
                                              business of manufacturing and
                                              selling seating for aircraft as
                                              carried on by the Company prior to
                                              the date of this Agreement;

       "Assumption Agreement"                 has the meaning given in Clause
                                              12.9;

       "Auditors"                             means Ernst & Young, LLP;

       "Business Day"                         means any day (other than a
                                              Saturday, Sunday or public
                                              holiday) on which banks in the
                                              City of London are generally open
                                              for business;

       "CA"                                   means the Companies Act 1985 as
                                              amended;

       "Claim" means any claim made by the Purchaser against the Vendor in relation to this Agreement;

       "Company"                              means NP  Aerospace  Limited,
                                              details  of  which  are set out in
                                              Schedule 2;

       "Completion"                           means completion of this Agreement
                                              in accordance with Clause 7;

       "Completion Accounts"                  has the meaning given in Schedule
                                              7;

       "Completion Date"                      means close of business on the
                                              date that Completion occurs;

       "Conditions"                           means the conditions set out in
                                              Clause 5.1;

       "Connected Person"                     has the same meaning as in section
                                              839 of ICTA;

       "Debt"                                 has the meaning given in Schedule
                                              7;

       "Deed of Non-Compete"                  means a deed of  non-compete  in
                                              the Agreed  Form given on behalf
                                              of the Company in respect of the
                                              Aircraft Seating Business;

       "Disclosure Letter"                    means the letter of the
                                              same date as this Agreement
                                              (together with a bundle of
                                              documents referred to in it) from
                                              the Vendor to the Purchaser
                                              containing the disclosures against
                                              the Warranties and the Tax
                                              Warranties;

       "Environment"                          means air,  water and land,  all
                                              living  organisms and natural or
                                              man-made structures;

       "Environmental Insurance Agreed        means  the  terms  of the
         Terms"                               pollution  legal  liability
                                              insurance  programme in the Agreed
                                              Form;

       "Environmental Law"                    means any applicable statutes
                                              subordinate  legislation and other
                                              national  federal  European Union
                                              state and local laws (including
                                              common   law)  rules   regulations
                                              orders   notices   decisions
                                              directives  ordinances  judgments
                                              or injunctions and judicial and
                                              administrative  interpretation  of
                                              each of the foregoing  each as
                                              is valid and  enforceable at
                                              Completion  which relates or
                                              applies to Environmental Matters;

       "Environmental Matters"                the protection of human
                                              health, the protection and
                                              condition of the Environment, the
                                              condition of the workplace, the
                                              generation, transportation,
                                              storage, treatment, emission,
                                              deposit and disposal of any
                                              Hazardous Substance or Waste;

       "the Firm"                             has the meaning given in Schedule
                                              7;

       "Freehold Property"                    means the freehold  property owned
                                              by the  Company,  details of
                                              which are set out in part two of
                                              Schedule 3;

       "Hazardous Substances"                 means any natural or
                                              artificial substance (whether
                                              solid, liquid or gas and whether
                                              alone or in combination with any
                                              other substance or radiation)
                                              capable of causing harm to any
                                              human or other living organism or
                                              the Environment;

       "Hive Up Agreement"                    means the agreement
                                              in the Agreed Form transferring
                                              the Aircraft Seating Business to
                                              be entered into immediately prior
                                              to Completion and made between the
                                              Vendor and the Company;

       "ICTA"                                 means the Income and Corporation
                                              Taxes Act 1988;

       "Insurance Proposal Form"              means the AIG
                                              pollution liability proposal form
                                              which forms part of the
                                              Environmental Insurance Agreed
                                              Terms;

       "Intellectual Property"                means patents,
                                              trademarks, service marks,
                                              registered designs, applications
                                              for any of them, design rights,
                                              copyright, database rights,
                                              inventions, confidential
                                              information, know-how, internet
                                              domain names and business names
                                              (whether registerable or not) in
                                              any country;

       "Leasehold Properties"                 means the leasehold
                                              properties occupied by the
                                              Company, details of which are set
                                              out in part one of Schedule 3;

       "Management Accounts"                  means the unaudited
                                              management accounts of the Company
                                              and its Subsidiary for the period
                                              from the Accounts Date to the
                                              Management Accounts Date;

       "Management Accounts Date"             means 31 August 2005;


       "Material Adverse Event"               means an event
                                              arising after the date of this
                                              Agreement and before Completion
                                              which has a material and adverse
                                              effect on the assets, liabilities,
                                              business, condition (financial or
                                              otherwise) or operations
                                              (including financial results of
                                              operations) of the Company and the
                                              Subsidiary as a whole;

       "Material Liability"                   has the meaning given in Clause
                                              5.9;

       "Net Working Capital"                  has the meaning given in Schedule
                                              7;

       "OFAC"                                 has the meaning given in paragraph
                                              10.8 of Schedule 4;

       "Other Filings"                        has the meaning given in Clause
                                              5.4;

       "PL Claim"                             has the meaning given in Schedule
                                              6;

       "Pension Scheme"                       means the Scottish  Widows managed
                                              NP Aerospace  Group  Personal
                                              Pension Scheme;

       "Previously-owned Land and Buildings"  means land and
                                              buildings that have, at any time
                                              before the date of this agreement,
                                              been owned (under whatever tenure)
                                              and/or occupied and/or used by the
                                              Company or its Subsidiary, but
                                              which are either no longer owned,
                                              occupied or used by the Company or
                                              its Subsidiary, or are owned,
                                              occupied or used by one of them
                                              but pursuant to a different lease,
                                              licence, transfer or conveyance;

       "Product Liability"                    has the meaning given in paragraph
                                              13.1 of Schedule 4;

       "Prohibited Activities"                means the design and  manufacture
                                              of ballistic  and  performance
                                              composites   for  use in  helmets,
                                              body  armour  and  personal
                                              protection systems, light armoured
                                              vehicles,  medical systems,
                                              armour  plating  and  protection
                                              systems  for  vehicles  in  the
                                              military   sector  and   insofar
                                              as  they   relate  to  personal
                                              protection  and  armoured vehicles
                                              in  the  military   sector
                                              sub-systems and trade mouldings,
                                              as undertaken by the Company in
                                              the 12 months prior to Completion;

       "Properties"                           means the Freehold Property and
                                              the Leasehold Properties;

       "Proxy Statement"                      has the meaning given in Clause
                                              5.3.2;

       "Purchaser"                            means TCG Guardian 2 Limited;

       "Purchaser's Group"                    means, from time to time,
                                              the Purchaser, its sole
                                              shareholder, TCG Guardian 1
                                              Limited or any subsidiary of the
                                              Purchaser or TCG Guardian 1
                                              Limited;

       "Purchase Price"                       means (pound)30,000,000;

       "Purchaser's Solicitors"               means Latham & Watkins of 99
                                              Bishopsgate, London EC2M 3XF;

       "Recognised Investment Exchange"       has the same meaning as in section
                                              285 of the Financial  Services
                                              and Markets Act 2000;

       "Relevant Claim"                       has the meaning given in paragraph
                                              2.1 of Schedule 6;

       "Relevant Third Party Claim"           has the meaning given in paragraph
                                              7 of Schedule 6;

       "SEC" means the Securities and Exchange Commission of the United States of America;

       "Shares"                               means the entire issued share
                                              capital of the Company;

       "Shareholders' Meeting"                has the meaning given in Clause
                                              5.3.1;

       "Subsidiary"                           means NP  Aerospace  Jordan  WLL,
                                              a company  incorporated  in the
                                              Hashemite Kingdom of Jordan;

       "Supplemental Disclosure Letter"       means the
                                              letter of the same date as the
                                              Completion Date (together with a
                                              bundle of documents referred to in
                                              it) from the Vendor to the
                                              Purchaser containing certain
                                              supplemental disclosures against
                                              the Warranties and the Tax
                                              Warranties repeated in accordance
                                              with Clause 8.1;

       "Tax" or "Taxation"                    has the meaning given to it in
                                              Schedule 5 (Taxation);

       "Tax Covenant"                         means  the  covenants  relating
                                              to Tax  contained  in  Part 2 of
                                              Schedule 5;

       "Tax Warranties"                       means  the  warranties  relating
                                              to Tax  contained  in Part 3 of
                                              Schedule 5;

       "Termination Date"                     has the meaning given in Clause
                                              5.8;

       "VAT"                                  has the meaning given in Schedule
                                              5 (Taxation);

       "VATA"                                 means the Value Added Tax Act
                                              1994;

       "Vendor"                               means Reinhold Industries Inc;

       "Vendor's Group"                       means the Vendor, any
                                              holding company or subsidiary or
                                              subsidiary undertaking of the
                                              Vendor and any subsidiary or
                                              subsidiary undertaking of any
                                              holding company of the Vendor
                                              excluding the Company and the
                                              Subsidiary;

       "Vendor's Solicitors"                  means  Gateley   Wareing  LLP  of
                                              One  Eleven   Edmund   Street,
                                              Birmingham, B3 2HJ;

       "Warranties"                           means the warranties set out in
                                              Schedule 4;

       "Warranty Claim"                       means  a  claim  for  breach  of
                                              the   Warranties   or  the  Tax
                                              Warranties; and

       "Waste" means all waste, including any unwanted or surplus substance irrespective of whether it is capable of being recycled or recovered or has any value.
2.       Interpretation
2.1 The headings and table of contents in this Agreement are inserted for convenience only and shall not affect its interpretation or construction.
2.2 References in this Agreement to Clauses and Schedules are, unless otherwise stated, references to the Clauses of and Schedules to this Agreement. References to paragraphs are, unless otherwise stated, references to the paragraphs of Schedules to this Agreement.
2.3 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.
2.4 References in this Agreement to statutes shall include any statutory modification, re-enactment or extension of such statute and any orders, regulations, instruments or other subordinate legislation made pursuant to such statute provided that any modification, re-enactment or extension of such statute and any orders, regulations, instruments or other subordinate legislation made pursuant to such statute shall not impose additional obligations on, or increase the rights of, any party to this Agreement.
2.5      In this Agreement, references to:-
2.5.1 the masculine gender shall include the feminine and neuter and vice versa;
2.5.2 the singular shall include the plural and vice versa; and 2.5.3 "persons" shall include bodies corporate, unincorporated associations and partnerships.
2.6 Any reference to writing or written includes faxes and any non transitory form of visible reproduction or words (but not e-mail).
2.7 References to "the Company" in Clauses 6.3, 8 and 12 and in paragraphs 3 and 5 of Schedule 4 shall be deemed also to include the Subsidiary mutatis mutandis save that any deemed reference to the Subsidiary in Clause 6.3 shall be qualified by the fact that the Company only owns 51% of the entire issued share capital of the Subsidiary and accordingly be limited by those actions that the Company is able to take.
2.8 None of the Warranties or Tax Warranties shall be deemed to include any reference to the Aircraft Seating Business.

2.9 Any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term provided in each case that any such approximate legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept does not impose additional obligations or liabilities on any party in excess of those that would have been imposed under the relative English legal term.
2.10 All undertakings, obligations and liabilities of the Purchaser under this Agreement shall be deemed to be given on a joint and several basis with the sole member of the Purchaser, TCG Guardian 1 Limited.
3.       Sale and Purchase of Shares
3.1 The Vendor agrees to sell and the Purchaser agrees to purchase all the Shares free from all encumbrances and with the benefit of all rights and advantages attaching to them as at Completion.
3.2 The Shares shall be sold with full title guarantee and, subject to Clause 6.4, with the benefit of all other dividends and distributions declared, made and paid since the date of this Agreement.
3.3 Neither party shall be obliged to complete this Agreement unless the sale and purchase of all of the Shares is completed at the same time.
3.4      The Vendor:-
3.4.1    waives any right of pre-emption over or in respect of the Shares
         (or any of them) which have been conferred on it under the articles of association of the Company; and
3.4.2 undertakes to procure that any right of pre-emption over any of the Shares which is vested in any other persons is waived.
4.       Consideration
4.1 The consideration for sale and purchase of the Shares shall be the Purchase Price, subject to any adjustment provided for in Schedule 7.
4.2 The Purchase Price shall be paid in cash in full on Completion and, unless the Vendor directs otherwise, shall be sent to LaSalle Bank NA, 135 S. LaSalle Street, Chicago, IL 60603, being the Vendor's bank, with account number XXXXXXXXXX, swift code LASLUS44, ABA number 071000505 and account name Reinhold Industries, Inc.
4.3 The receipt of the Vendor will give a good discharge to the Purchaser for the Purchase Price and the Purchaser shall not be obliged to see to the application of such monies.

5.       Conditions
5.1      Completion of the sale and purchase of the Shares is conditional upon:
5.1.1 the passing at a duly convened and held Shareholders' Meeting of a resolution to approve the sale of the Shares; and
5.1.2    no Material Adverse Event having occurred.
5.2 The Vendor shall use its reasonable endeavours to procure the satisfaction of the Condition set out in Clause 5.1.1.
5.3      The Vendor undertakes to the Purchaser that it shall:
5.3.1 duly call, give notice of, convene and hold a meeting of its shareholders ("the Shareholders' Meeting"), to be held as soon as practicable after the date of this Agreement, for the purpose of approving the sale of the Shares and Completion of this Agreement;
5.3.2 include in a proxy statement to be prepared on behalf of the Vendor and sent to the Vendor's shareholders ("the Proxy Statement"):
5.3.2.1 the recommendation of the board of the directors of the Vendor that the shareholders of the Vendor vote in favour of the approval and adoption of this Agreement; and
5.3.2.2 a statement that it is the determination of the board of directors of the Vendor that this Agreement is in the best interests of, the shareholders of the Vendor;
5.3.3 as soon as practicable after exchange of this Agreement, prepare and file a preliminary Proxy Statement with the SEC and respond promptly to any comments made by the SEC with respect to the Proxy Statement (in each case with a copy being sent to the Purchaser) and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after responding to all such comments to the satisfaction of the staff of the SEC and to obtain the necessary approvals by its shareholders of this Agreement.
5.4 The Vendor shall promptly prepare and file any other filings required under the Exchange Act or any other Federal or state securities or corporate laws of the United States relating to this Agreement ("the Other Filings").
5.5 The Vendor shall as soon as reasonably practicable notify the Purchaser of the receipt by it of any material comments from the SEC and of any request of the SEC for material amendments or supplements to the Proxy Statement or by the SEC or any other governmental officials with respect to any Other Filings or for additional information if it is reasonably likely that such receipt will have an impact upon the timing of Completion.

5.6 At the Shareholders' Meeting the Vendor shall use reasonable endeavours to ensure that a majority of the outstanding shares of the Vendor are voted in favour of approval and adoption of this Agreement.
5.7 Should the Vendor or the Purchaser become aware of anything which will or is reasonably likely to prevent the Conditions from being satisfied it shall disclose the same to the other party as soon as reasonably practicable and in any event before Completion and within two Business Days of it becoming aware of the matter.
5.8 In the event that the Condition in Clause 5.1.1 is not satisfied (or waived by the Purchaser) within 120 days of the date of this Agreement ("the Termination Date"), the Purchaser may at its option rescind this Agreement by notice in writing to the Vendor and the Vendor shall promptly pay (pound)2,000,000 to the Purchaser in immediately available funds in full and final settlement of all Claims.
5.9      If:
5.9.1 the Condition in Clause 5.1.2 is not satisfied on the Completion Date or it becomes apparent on or before Completion that such Condition will not be satisfied on the Completion Date; or
5.9.2 the Vendor is or would be at Completion in breach of any of the Warranties repeated in accordance with Clause 8.1 (including any breaches disclosed in the Supplemental Disclosure Letter) where the liability arising from such breach is equal to or greater than (pound)300,000; or
5.9.3 the Vendor is unable to fulfil the obligations on it under Clause 7 (where such obligations are: (i) wholly within its control, or (ii) relate to documents to be provided to any party providing finance to the Purchaser), then, in any of these circumstances but no others (save in the event of fraud), the Purchaser may at its option either rescind this Agreement by notice in writing to the Vendor and waive its right to make any Claim against the Vendor (save in the event of fraud) or proceed to Completion and waive its right to make any Warranty Claim in respect of any such Material Adverse Event and accept the Supplemental Disclosure Letter and shall not be entitled to bring a Warranty Claim in respect of a breach of the Warranties repeated in accordance with Clause 8.1 to the extent that such breach is fairly disclosed in the Supplemental Disclosure Letter.
5.10 The Vendor shall not be entitled to rescind this Agreement if during the period between the date of this Agreement and the Completion Date there is a Material Adverse Event or the Vendor is in breach of the Warranties repeated in accordance with Clause 8.1.
5.11 If the Purchaser rescinds this Agreement pursuant to Clauses 5.8 or 5.9, the rights of the Vendor which have accrued prior to the date of rescission shall continue to exist without prejudice to any other right or remedy available to the Vendor.
5.12     If the  Purchaser  rescinds  this  Agreement  pursuant  to  Clauses
         5.8 or 5.9,  Clauses 1, 2, 9, 15, 17, 19, 21 and 22 shall
         survive notwithstanding such rescission.

5.13 On exchange of this Agreement, the Vendor shall deliver the signed Disclosure Letter to the Purchaser and the Purchaser shall sign a counterpart of the Disclosure Letter and return it to the Vendor.
6.       Pre-Completion Obligations
6.1 From the date of this Agreement, the Purchaser and any persons authorised by it, shall upon reasonable notice and during normal business hours be allowed reasonable access to all the premises, books, records and senior employees of the Company and the Vendor shall allow access to the Company's senior employees and shall (at the Purchaser's cost) procure the supply of any information reasonably required by the Purchaser relating to the Company provided that the Vendor shall not be obliged to supply any proprietary or confidential information which does not relate to the Company.
6.2 The Vendor shall procure that (save only as may be necessary to give effect to this Agreement) neither the Vendor nor any member of the Vendor's Group shall do any act or allow any omission before Completion which would constitute a Material Adverse Event.
6.3 In addition and without limiting the effect of Clause 6.2, the Vendor shall so far as it is able procure that from the date of this Agreement until Completion:
6.3.1 the business of the Company is carried on in the usual and normal course;
6.3.2 the Company takes all reasonable steps to preserve the goodwill of its business; and
6.3.3 (subject to the fiduciary or other legal duties of the Company's directors) the Company shall not without the prior consent in writing of the Purchaser (such consent not to be unreasonably withheld or delayed):
6.3.3.1 make any alteration to its memorandum or articles of association or any other document or agreement establishing, evidencing or relating to its constitution or operation; or
6.3.3.2  alter the nature or scope of its business;
6.3.3.3 manage its business otherwise than in accordance with its business and trading policies and practice to date, except as may be necessary to comply with changes in the law; or
6.3.3.4  enter into any transaction other than on arms' length terms; or
6.3.3.5 acquire (whether by one transaction or by a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person; or

6.3.3.6 incur or reduce any capital expenditure in excess of (pound)50,000 other than in the ordinary course of business; or 6.3.3.7 other than in the ordinary course of its business, take any loans, borrowings or other form of funding or financial facility or assistance, or enter into any foreign exchange contracts, interest rate swaps, collars, guarantees or agreements or other interest rate instruments or any contracts relating to derivatives or differences, or in respect of which the financial outcome is to any extent dependent upon future movements of an index or rate of currency exchange or interest, or in the future price of any securities or commodities; or
6.3.3.8 other than in the ordinary course of its business, grant any loans or other financial facilities or assistance to or any guarantees or indemnities for the benefit of any person or create or allow to subsist any encumbrance over the whole or any part of its undertaking, property or assets; or
6.3.3.9 enter into any joint venture, partnership or agreement for the sharing of profits or assets; or
6.3.3.10 enter into any death, retirement, profit sharing, bonus, share option, share incentive or other scheme for the benefit of any of its officers or employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any key man insurance; or
6.3.3.11 commence, compromise or discontinue any legal or arbitration proceedings (other than routine debt collection); or 6.3.3.12 prematurely repay or prepay any loans, borrowings or other financial facilities or assistance made available to it; or 6.3.3.13 terminate (without cause)the employment or office of any of its directors, officers or senior employees (here meaning an employee whose present gross annual
                                       remuneration exceeds (pound)40,000) or
                                       appoint any new director, officer or
                                       senior employee or consultant or
                                       materially alter the terms of employment or engagement of any director, senior employee or consultant; or
6.3.3.14 make or permit any amendment, variation, deletion, addition, renewal or extension to or of, or terminate or give any notice or intimation of termination of, any contract or arrangement where the aggregate amount payable or receivable by the Company thereunder exceeds (pound)25,000 or breach or fail to comply with the terms of any contract or arrangement; or
6.3.3.15 make any offer or tender, or the like, which is capable of being converted into an obligation of the Company in excess of (pound)25,000 by an acceptance of any other person; or
6.3.3.16 enter into any agreement or obligation to do anything prohibited by Clauses 6.3.3.1 to 6.3.3.15 inclusive.
6.4 The Purchaser acknowledges that the Company is intending to declare, make or pay a dividend or dividends to the Vendor in the period between the date of this Agreement and the Completion Date and that such dividend or dividends shall not be subject to Schedule 7. The Vendor agrees to provide the Purchaser with details of any such dividend declared, made or paid in this period.
6.5      Nothing in Clause 6.3 shall prevent the completion of the Hive Up
         Agreement.
7.       Completion

         Completion of the sale and purchase of the Shares shall take place at the offices of the Vendor's Solicitors as soon as reasonably practicable, but not later than 7 Business Days after this Agreement ceases to be subject to the Conditions. On Completion:-
7.1      the Vendor shall deliver or make available to the Purchaser:-
7.1.1    duly executed transfers of the Shares in favour of the Purchaser;
7.1.2 the certificates for the Shares (or a duly executed indemnity in the Agreed Form in respect of any missing, lost or destroyed certificates);
7.1.3 the common seal, certificates of incorporation, any certificate of incorporation on change of name and statutory books of the Company made up to the Business Day before the Completion Date;
7.1.4 the written resignations in the Agreed Form of M T Furry and B R Meinsen as directors and B R Meinsen and GW Secretaries Limited as joint secretaries of the Company;
7.1.5    the title deeds to the Properties;
7.1.6 powers of attorney in the Agreed Form in relation to the exercise of rights attaching to the Shares during the period commencing on Completion and ending on the date upon which is no later than two months after the date of Completion;
7.1.7 evidence reasonably satisfactory to the Purchaser that the transaction contemplated by the Hive Up Agreement has taken place;
7.1.8    the Hive Up Agreement duly executed by the Vendor and the Company;

7.1.9 evidence reasonably satisfactory to the Purchaser that the policy of insurance detailed in the Environmental Insurance Agreed Terms has been put on risk, the relevant premium has been paid and the policy document has been (or will be) issued and is (or will be) in the possession of the Company;
7.1.10 a deed of release and, if applicable, a form DS1 in the Agreed Form signed by or on behalf of Lasalle National Bank Corporation; and
7.1.11 all other documentation in the Agreed Form to which the Vendor is a party, duly executed by the Vendor; 7.2 the Vendor shall procure that a board meeting of the Company is held at which:- 7.2.1 such persons as the Purchaser may nominate as directors and secretary are appointed; 7.2.2 the share transfers referred to in Clause 7.1.1 are approved, subject only to stamping; and 7.2.3 its registered office is changed to 473 Foleshill Road, Coventry, West Midlands CV6 5AQ; 7.3 the Purchaser shall:- 7.3.1 deliver to the Vendor a certified copy of the minutes of a meeting of the Purchaser's board of directors approving, inter alia, the entry by the Purchaser into, and performance of, this Agreement and all documents in the Agreed Form;
7.3.2 pay the Purchase Price together with any amounts owed by the Company to the Vendor to the Vendor in accordance with Clause 4.2;
7.3.3 pay an amount of (pound)246,989.40 (also to the account detailed in Clause 4.2) being the amount of the premium payable in accordance with the Environmental Insurance Agreed Terms less (pound)100,000;
7.3.4 procure the delivery by the Company of a duly executed counterpart of the Deed of Non-Compete; and
7.3.5 deliver to the Vendor a counterpart of the Supplemental Disclosure Letter and all other documents in the Agreed Form to which the Purchaser is a signatory each duly executed by the Purchaser.
7.4 The Vendor shall deliver to the Purchaser a draft of the Supplemental Disclosure Letter in substantially final form no less than 3 Business Days prior to the Completion Date.
8.       Warranties
8.1 The Vendor warrants to the Purchaser in the terms of the Warranties and the Tax Warranties as at the date of this Agreement. The Vendor further agrees to warrant in the terms of the Warranties and the Tax Warranties immediately prior to Completion by reference to the facts and circumstances subsisting at that time.

8.2 Where any Warranties or Tax Warranties are given subject to a qualification by reference to the awareness, knowledge or belief of the Vendor, they are given (unless otherwise specified) on the basis that the Vendor has carried out all reasonable enquiries of Roger Medwell, Mike Linton, Baljit Shergill, Vaughn Collins into the subject matter of the Warranty or the Tax Warranty (as the case may be) and additionally all reasonable enquiries of Martin Cheese and Michael Furry in relation to Warranty 29 (environmental) only.
8.3 Subject to Clause 8.7, the Warranties and the Tax Warranties are given subject to and are qualified by all facts, matters and information fairly disclosed in the Disclosure Letter and the Warranties and the Tax Warranties as repeated at Completion in accordance with Clause 8.1 are given subject to and are qualified by all facts, matters and information fairly disclosed in the Disclosure Letter and in the Supplemental Disclosure Letter.
8.4 Each of the Warranties and the Tax Warranties is intended to give rise to a separate and independent obligation on the part of the Vendor.
8.5 Save in the event of fraud or dishonesty the Vendor agrees with the Purchaser to waive any right which it has in respect of any misrepresentation, inaccuracy or omission in any information supplied or given by the Company's employees to the Vendor in enabling it to give the Warranties. Any of the Company's employees may (subject to the consent of the Purchaser) enforce the terms of this Clause 8.5 subject to and accordance with the Contracts (Rights of Third Parties) Act 1999, however their consent to any amendment of this Clause is not required.
8.6 Without prejudice to Clause 8.3, the Vendor shall (i) notify the Purchaser of any matter which is a breach of the Warranties or the Tax Warranties, and (ii) disclose in the Supplemental Disclosure Letter, any matter which arises after the date of this Agreement and before Completion which is or would be a breach of the Warranties or the Tax Warranties when repeated immediately prior to Completion but not, for the avoidance of doubt any matter which was in existence at the date of this Agreement.
8.7 Notwithstanding Clause 8.4, the Purchaser agrees with the Vendor that the only Warranties to be given in relation to Environmental Matters are those set out in paragraph 29 of Schedule 4 and the facts matters and information fairly disclosed against each individual Warranty in paragraphs 29.1 to 29.8 of Schedule 4 shall be such facts, matters and information as are specifically disclosed against each individual Warranty in paragraphs 29.1 to 29.8 of Schedule 4.
9.       Limitations

         The Purchaser agrees with the Vendor that all Claims shall be limited by the provisions of Schedule 6 which shall remain in full force and effect and applicable in all circumstances and shall not be discharged in whole or in part by any actual or alleged breach of any term of this Agreement.

10.      Purchaser's Undertakings
10.1 The Purchaser warrants to the Vendor that it is not actually aware of any fact, matter or circumstance that constitutes a breach of any Warranty or Tax Warranty and which will give rise to any Claim against the Vendor.
10.2 The Purchaser warrants to the Vendor as at the date of this Agreement that:
10.2.1 it has the corporate power to enter into and perform this Agreement and any other deeds and agreements to be entered into pursuant to this Agreement;
10.2.2 this Agreement (and the agreements to be entered into pursuant to this Agreement) should, when executed, constitute obligations binding on the Purchaser in accordance with their terms;
10.2.3 the signing of, and the performance by the Purchaser of its obligations pursuant to, this Agreement (and any agreements to be entered into pursuant to this Agreement) should not breach any obligation under:
10.2.3.1 any material contract or agreement to which the Purchaser is a party;
         or
10.2.3.2 any order, judgement, ordinance or regulation imposed by any regulatory body or court having jurisdiction over the Purchaser; 10.2.4 no consent, authorisation licence or approval of the shareholders of the Purchaser or of any governmental, administrative, judicial or regulatory body or authority is required to authorise the execution delivery, validity, enforceability or admissibility in evidence of this Agreement or any other document in Agreed Form or the performance by the Purchaser of its obligations under them.
10.3 The Purchaser agrees to warrant in the terms of the warranties set out in Clauses 10.1 and 10.2 on the Completion Date.
10.4 The Purchaser agrees to keep safe all books and records relating to the Company prior to Completion and to give the Vendor and its respective representatives or advisers (including any insurer) reasonable facilities on reasonable notice to inspect and take copies and extracts from them at all reasonable times and at the Vendor's expense from the date of this Agreement until the earlier of the sixth anniversary of Completion and any time limit prescribed by law.

10.5 The Purchaser shall use all reasonable endeavours to procure that, following Completion, the Vendor shall be released from all guarantees, obligations and indemnities given by the Vendor and disclosed in the Disclosure Letter in respect of any of the obligations of the Company. The Purchaser agrees to indemnify the Vendor from and against all losses, liabilities, claims, costs and expenses arising directly or indirectly under such guarantees, obligations and indemnities (whether relating to liabilities incurred prior to or after Completion under such guarantees, obligations and indemnities).
10.6     The Purchaser acknowledges that:
10.6.1 all services provided by the Vendor to the Company (including without limitation group insurance arrangements) shall cease with effect from Completion; and
10.6.2 nothing in this Agreement or the documents in Agreed Form shall be construed as conferring by implication, estoppel or otherwise any rights or licence in any Intellectual Property of the Vendor.
10.7     The Purchaser shall ensure that:
10.7.1 except for purely historical references, all references to the Vendor and all links to its website are removed from all internet web pages controlled by the Company within 5 Business Days of Completion;
10.7.2 all documents, notices or correspondence received by the Purchaser or the Company after Completion which do not relate to the Company are promptly passed to the Vendor;
10.7.3 it shall cease using the name or logo of the Vendor with immediate effect following Completion;
10.7.4 it shall remove any reference to the Vendor (and/or its name or logo) from its signage at the Properties and from all motor vehicles within sixteen weeks of Completion;
10.7.5 it shall remove any reference to the Vendor (and/or its name or logo) from its sales literature, brochures and other promotional materials within eight weeks of Completion.
11.      Vendor's Undertakings
11.1 The Vendor shall use all reasonable endeavours to procure that, following Completion, the Company shall be released from all guarantees, obligations and indemnities given by the Company in respect of any of the obligations of the Vendor. The Vendor agrees to indemnify the Purchaser from and against all losses, liabilities, claims, costs and expenses arising directly or indirectly under such guarantees, obligations and indemnities (whether relating to liabilities incurred prior to or after Completion under such guarantees, obligations and indemnities).
11.2     The Vendor shall ensure that:
11.2.1 except for purely historical references, all references to the Company and all links to its website are removed from all internet web pages controlled by the Vendor within 5 Business Days of Completion;

11.2.2 all documents, notices or correspondence received by the Vendor or any member of the Vendor's Group after Completion which relate to the Company are promptly passed to the Purchaser;
11.2.3 it shall cease using the name or logo of the Company with immediate effect following Completion;
11.2.4 it shall remove any reference to the Company (and/or its name or logo) from its signage at the Properties and from all motor vehicles within sixteen weeks of Completion;
11.2.5 it shall remove any reference to the Company (and/or its name or logo) from its sales literature, brochures and other promotional materials within eight weeks of Completion.
11.3 To the extent that any of the insurances of the Company (which also cover other companies within the Vendor's Group) previously in force or in force immediately prior to Completion allow the Company to make or continue claims after Completion in respect of an insured period prior to Completion, the Vendor shall use all reasonable efforts to co-operate with the Purchaser in submitting such claims and the Purchaser shall reimburse and indemnify the Vendor for all costs and expenses of any nature incurred by the Vendor as a result of submitting such claims. To the extent that the Vendor or a member of the Vendor's Group receives any payment under any policy relating to or arising out of any loss incurred that relates to the business of the Company or its Subsidiary prior to Completion, any such payment shall be remitted by such party to the Purchaser as soon as reasonably practicable after receipt (less, in each case, the reasonable costs and expenses of the Vendor or a member of the Vendor's Group).
11.4 The Vendor agrees to indemnify the Purchaser and the Company and hold them harmless from and against any actions, claims, demands and proceedings from time to time made against them and all losses, damages, payments, costs and expenses (including reasonable legal costs and expenses) made, suffered or incurred by them in relation to the Aircraft Seating Business.
12.      Restrictions
12.1 The Vendor undertakes to the Purchaser on behalf of itself and every member of the Vendor's Group that it will not, without the prior written consent of the Purchaser, for a period of two years following Completion:-
12.1.1 carry on or be engaged, concerned or financially interested, directly or indirectly in any Prohibited Activities anywhere in the world; or
12.1.2 solicit or entice any of the senior employees of the Company who were engaged in a managerial capacity or who have had direct contact with major suppliers in the course of their duties to cease working for the Company; or

12.1.3 knowingly interfere in the relationships between the Company and its suppliers, customers and professional contacts.
12.2 The Vendor further undertakes to the Purchaser that neither it nor any member of the Vendor's Group will, without the prior written consent of the Purchaser:-
12.2.1   hold itself out as having any continuing involvement with the Company;
12.2.2 disclose or use (or authorise any third party to disclose or use) any confidential information concerning or used by the Company, save to the extent that disclosure of such information is required to satisfy any obligations imposed by law or the rules of any Recognised Investment Exchange or is otherwise required by the Vendor to complete any accounting, taxation or other administrative submissions or returns; or
12.2.3 use, whether as a trade mark, a company name or trading name the name "NP Aerospace" or any other name or trade mark currently used by the Company in connection with its business activities (or any other names or trade marks which are identical to or liable to be confused with such names).
12.3 The restrictions contained in Clauses 12.1 and 12.2 shall apply to any action carried out by the Vendor whether on their own behalf or jointly with any other company.
12.4 Each of the restrictions contained in Clauses 12.1 and 12.2 are to be treated as separate obligations, independent of the others.
12.5 If, however, any of the restrictions in Clauses 12.2 and 12.3 are found by a court to be illegal, void, invalid, unreasonable or unenforceable under the laws of any jurisdiction then the legality, validity or enforceability of the remainder of this Agreement in that jurisdiction shall not be affected and this Agreement shall not be affected in any other jurisdiction.
12.6 If any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restriction or undertaking with a valid provision which, as far as possible, has the same commercial effect as that which it replaces.
12.7     Nothing in Clause 12.1 shall prevent the Vendor from:
12.7.1 continuing to trade with its existing (or future) customers or suppliers providing that such trade is not in relation to the Prohibited Activities;
12.7.2 placing a general recruitment advertisement which may come to the attention (but is not specifically directed at) any of the persons referred to in Clause 12.1.2;
12.7.3 holding shares in any company conferring not more than 5% of the votes ordinarily to be cast at a general meeting of that company.

12.8 The Purchaser undertakes to the Vendor on behalf of itself and every member of the Purchaser's Group that they will not, without the prior written consent of the Vendor disclose or use (or authorise any third party to disclose or use) any confidential information concerning the Vendor or any of its Connected Persons which has come into its possession as a result of the negotiation, preparation and completion of this Agreement, save to the extent that disclosure of such information is required to satisfy any obligations imposed by law or the rules of any Recognised Investment Exchange or is otherwise required by the Purchaser to complete any accounting, taxation or other administrative submissions or returns.
12.9 In the event that the Vendor itself is, or substantially all of the business and assets of the Vendor are, sold to a third party at any time within 18 months of the Completion Date, it shall be a pre-condition to that transaction that the ultimate parent or holding company of such third party or, if inapplicable, the third party purchaser itself ("Acquirer") enters into a binding agreement ("Assumption Agreement") to assume all obligations of the Vendor under this Agreement. In the event that the foregoing conditions are not satisfied, it shall be a pre-condition to such sale that an escrow account is set up in accordance with Clause 12.11.
12.10 In the event of a liquidation of the Vendor, it shall be a pre-condition to any resolution for the winding up of the Vendor that an escrow account is set up in accordance with Clause 12.11.
12.11 If Clauses 12.9 or 12.10 shall apply, the Vendor shall place and maintain the following amounts in escrow (which shall be held in a separately designated account opened in the joint names of the Vendor and the Purchaser and be subject to a duly executed escrow account instruction letter in the Agreed Form) to cover any Claims for the following periods of time until the date which is 18 months from the Completion Date:
12.11.1 (pound)5,000,000 commencing on the first day of the first month after the Completion Date and ending at the expiry of the last day of the sixth month after the Completion Date;
12.11.2 (pound)3,000,000 commencing on the first day of the seventh month after the Completion Date and ending at the expiry of the last day of the twelfth month after the Completion Date; and
12.11.3 (pound)2,000,000 commencing on the first day of the thirteenth month after the Completion Date and ending at the expiry of the last day of the eighteenth month after the Completion Date.
13.      Announcements

         Save as required by law, the SEC or by the rules of any Recognised Investment Exchange and save in relation to any announcement made or sent by any institutional shareholder of the Vendor to trade press, investors or financial institutions, no announcement relating to the sale and purchase of the Shares shall be made by either party without the prior written consent of the other (which shall not be unreasonably withheld or delayed).

14.      Further Assurance

         The Vendor shall, at the Purchaser's cost after Completion, do or procure the doing of such acts and things or sign all such deeds and documents as are necessary or may be reasonably requested by the Purchaser to transfer title to the Shares to the Purchaser pursuant to the terms of this Agreement or otherwise to give the Purchaser the full benefit of this Agreement, save that this obligation shall not extend to the carrying out of any acts or things or the signing of any deeds or documents in relation to any proceedings against the Vendor or the payment by the Purchaser of any stamp duty in relation to the transfer of the Shares.
15.      Notices
15.1 Any notice required to be given pursuant to this Agreement shall unless otherwise provided be in writing signed by, or on behalf, the person issuing the notice. Notices may be served by personal delivery, prepaid first class post (including an internationally recognised business courier) or facsimile transmission:-
15.1.1                in the case of the Vendor, to its address as set out in
                      Schedule 1 or such other address for service as it may from time to time notify to the Purchaser (with a copy in each case to the Vendor's Solicitors (Ref: PAH) and to Sommer Barnard, Attorneys PC of One Indiana Square, Suite 3500, Indianapolis, Indiana 46204-2023 (fax number 001 317 713 3699)); and
15.1.2 in the case of the Purchaser, to its registered office for the time being.
15.2 Notices served in accordance with Clause 15.1 shall be deemed to have been received:-
15.2.1   if delivered personally, upon delivery;
15.2.2 if served by prepaid first class post, at the close of business on the second Business Day after posting; and 15.2.3 if sent by fax, when despatched, subject to confirmation of uninterrupted transmission by a transmission report, provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 09.30 on the next Business Day.
15.3 In proving service by post, it will be necessary to prove that the notice was properly stamped, addressed and posted.
15.4 In this clause, "notice" shall include any request, communication, demand, instruction but shall not apply in relation to the service of any claim form, application notice, order, judgement or other document relating to or in connection with any proceedings.

15.5 The Vendor appoints Gateley Wareing LLP of One Eleven Edmund Street, Birmingham B3 2HJ (Ref: PAH/41022) as its process agent to receive on its behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon the Vendor whether or not it is forwarded to and received by the Vendor. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Vendor irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the Purchaser and to deliver to the Purchaser a copy of the substitute process agent's acceptance of that appointment within 20 Business Days. In the event that the Vendor fails to appoint a substitute process agent, it shall be effective service for the Purchaser to serve the process upon the last known address in England of the last known process agent for the Vendor notified to the Purchaser, notwithstanding that such process agent is no longer found at such address or has ceased to act.
16.      Entire Agreement

         The parties acknowledge that this Agreement has been negotiated on the basis that:-
16.1.1 this Agreement and the related documents in the Agreed Form contain the entire agreement and understanding of the parties in connection with the sale and purchase of the Shares, and supersedes and extinguishes all previous agreements between the parties relating to such sale and purchase;
16.1.2 this Agreement has been freely negotiated between the parties, each of whom has received independent legal advice; and 16.1.3 it is reasonable for each party to assume that, unless the other parties have asked for any oral representations to be continued within or incorporated into this Agreement and such oral representations have been continued within or incorporated into this Agreement, it is not relying upon the oral representation, and accordingly the parties agree that no party will in any respect be responsible for any oral representations made to any other party or their respective representatives during the course of negotiations leading to exchange of this Agreement whether under sections 2(1) or 2(2) of the Misrepresentation Act 1967 or otherwise, save to the extent that they are incorporated into this Agreement or have been made fraudulently.
16.2 No variations to this Agreement shall be effective unless made in writing and signed by all of the parties to this Agreement.
16.3 If at any time any provision of this Agreement is or becomes unlawful, invalid or unenforceable in any respect, then the legality, validity and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.
16.4 At Completion, the Vendor will cooperate with the Purchaser to seek to procure that, to the extent permitted, the benefit of all confidentiality and non-disclosure agreements and undertakings entered into with other potential buyers and still in force and effect shall be assigned to the Purchaser, but only to the extent that such assignment relates to the business of the Company and its Subsidiary and is not prevented by the terms of such agreements.

17.      Costs

         Each party shall bear the costs of its own financial, accounting and legal advice in relation to the preparation, negotiation, signing and completion of this Agreement.
18.      Interest

         If any moneys due under this Agreement are not paid in full on the due date for payment, they will bear interest at a rate 2% per annum above the base lending rate of HSBC Bank PLC from time to time in force, such interest to be paid monthly in arrears on the last Business Day of each month. Interest will accrue and be payable both before and after judgment and, if not paid when due, will be compounded and itself bear interest in accordance with this Clause 18.
19.      Third Party Rights

         Unless otherwise stated in this Agreement, no person, other than the Vendor and the Purchaser, may enforce or rely upon this Agreement under the Contracts (Rights of Third Parties) Act 1999.
20.      Counterparts

         This Agreement may be executed in any number of counterparts and by the parties on different counterparts, each of which when executed and delivered shall be an original. All the counterparts shall together constitute one and the same agreement, which shall be deemed executed when counterparts executed by all of the parties to this Agreement are delivered.
21.      General
21.1 This Agreement shall remain in full force and effect after Completion in respect of any matters or conditions which shall not have been done, observed or performed in full on or before Completion and the Warranties and all other obligations given or undertaken shall, subject to Schedule 6, continue in full force and effect notwithstanding Completion.
21.2 Following Completion, the Purchaser agrees that a breach by the Vendor of any of the terms of this Agreement shall not entitle the Purchaser to rescind or repudiate this Agreement.
21.3 The benefit of this Agreement is personal to the parties and no party may assign the benefit of this Agreement to any other person without the prior written consent of the other party save that the Purchaser may assign any or all of its right and benefits under this Agreement to any lender as security for its loan or to any member of the Purchaser's Group on the conditions that (if assigned to a member of the Purchaser's Group):

21.3.1   any such assignee remains a member of the Purchaser's Group; and
21.3.2                before such assignee ceases to be a member of the
                      Purchaser's Group, the Purchaser will procure that the
                      benefit of this Agreement is assigned to the Purchaser or
                      a remaining member of the Purchaser's Group; and
21.3.3                the liability of the Vendor to the Purchaser's assignee
                      shall be no greater than the liability (if any) of the
                      Vendor to Purchaser had the assignment not taken place.
21.4 Any party may release or compromise the whole or any part of the liability of any other party under any provision of this Agreement, or grant to any other party time or other indulgence, without affecting the liability of that party. No waiver by any party of, or delay in enforcing, any of the provisions of this Agreement shall release any other party from full performance of its remaining obligations under this Agreement.
21.5 No failure to exercise or delay in exercising or enforcing any right, power or remedy under this Agreement shall constitute a waiver of such right, power or remedy. No partial exercise or enforcement or non-exercise or non-enforcement of any right, power or remedy under this Agreement shall in any circumstances preclude or restrict any further or other exercise or enforcement of such right, power or remedy or the exercise or enforcement of such right, power or remedy against any other party.
21.6     The rights,  powers and remedies  provided in this  Agreement are
         cumulative,  and not  exhaustive,  of any rights powers and   remedies
         provided by law.
22.      Applicable Law

         This Agreement shall be governed by and interpreted in accordance with English Law. The parties agree to submit to the non-exclusive jurisdiction of the English Courts in relation to any claim or matter arising under this Agreement.

IN WITNESS of which the parties have signed this Agreement on the date set out above.

                                   SCHEDULE 1

                                     Vendor


-------------------------------------------------------------------------------

      (1)                               (2)                      (3)

Name and Addresses            Number of Shares Sold     Purchase Price ((pound))
-------------------------------------------------------------------------------

Reinhold Industries Inc.              100,000               30,000,000
12827 East Imperial Highway
Santa Fe Springs
California
United States of America

-------------------------------------------------------------------------------

TOTAL                                 100,000               30,000,000

                                   SCHEDULE 2

                                   The Company
-------------------------------------------------------------------------------

Name                                          NP Aerospace Limited
-------------------------------------------------------------------------------

Number                                        3472480
-------------------------------------------------------------------------------

Date of Incorporation                         27/11/1997
-------------------------------------------------------------------------------

Place of Incorporation                        England and Wales
-------------------------------------------------------------------------------

Registered Office                             One Eleven, Edmund Street,
                                              Birmingham, B3 2HJ
-------------------------------------------------------------------------------

Authorised Share Capital                      (pound)100,000 divided into
                                              100,000 ordinary shares of (pound)
                                              1 each
-------------------------------------------------------------------------------

Issued Share Capital                          (pound)100,000 registered as
                                              follows:-
-------------------------------------------------------------------------------
                                              Member              No. of shares
                                              ---------------------------------

                                              Reinhold Industries
                                              Inc                       100,000
                                              ---------------------------------
-------------------------------------------------------------------------------

Directors                                     B R Meinsen

                                              M T Furry

                                              R T A Medwell

                                              B S Shergill
-------------------------------------------------------------------------------

Secretaries                                   GW Secretaries Limited

                                              B R Meinsen
-------------------------------------------------------------------------------

Accounting Reference Date                     31/12
-------------------------------------------------------------------------------

Last Accounts Filed                           31/08/2004
-------------------------------------------------------------------------------

Last Annual Return Filed                      06/12/2004
-------------------------------------------------------------------------------

Auditors                                      Ernst & Young
-------------------------------------------------------------------------------

Charges                                       Date
                                              Registered   Document  Chargee
                                              -----------  --------- -------

                                              23/12/2004   Debenture Lasalle
                                                                     Bank
                                                                     National
                                                                     Association
--------------------------------------------------------------------------------



                                   SCHEDULE 3

                                   Properties



                                    Leasehold
                                    ---------


Description                    Date of Lease           Present Rent                 Title Number
------------------------------ ----------------------- ---------------------------- -----------------------------
Warehouse     premises     at  16 February 2004        (pound)15,600 per annum      Not applicable
Livingstone Road,  Foleshill,                          (exclusive of VAT)
Coventry, CV6 5JX
------------------------------ ----------------------- ---------------------------- -----------------------------

Units   3  and   4   Goodlife  6 January 2005          (pound)5,200 per  annum      Not applicable
House,     Brooklyn     Road,                          (exclusive of VAT)
Coventry
------------------------------ ----------------------- ---------------------------- -----------------------------

Licence  of  Ballicom  House,  30 November 2004        (pound)666.66 per month      Not applicable
101      Lockhurst      Lane,                          (exclusive of VAT)
Coventry, CV6 5RS
------------------------------ ----------------------- ---------------------------- -----------------------------

Licence  of  Farlane   House,  4 January 2005          (pound)30,000 per annum      Not applicable
Cromwell  Street,   Coventry,                          (exclusive of VAT)
CV6 5EY
------------------------------ ----------------------- ---------------------------- -----------------------------





                                    Freehold
                                    --------


Description                                               Title Number
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------

473 Foleshill Road, Coventry, CV6 5AQ                     WM567469
--------------------------------------------------------- ---------------------

                                   SCHEDULE 4

                                   Warranties
1.       Capacity
1.1 The Vendor has the corporate power to enter into and perform this Agreement and any other deeds and agreements to be entered into pursuant to this Agreement.
1.2 The signing of, and the performance by the Vendor of its obligations pursuant to, this Agreement (and any agreements to be entered into pursuant to this Agreement) should not breach any obligation under:-
1.2.1    any material contract or agreement to which the Vendor is a party; or
1.2.2 any order, judgement, ordinance or regulation imposed by any regulatory body or court having jurisdiction over the Vendor.
2.       Information
2.1 The information set out in Schedules 2 and 3 is accurate in all material respects.
2.2 Neither the Vendor nor the Company has agreed to pay any person any commission, bonus or like payment upon the sale of the Shares (whether or not sold to the Purchaser).
2.3 No person, other than the Purchaser, has been provided with any confidential information relating to the Company in relation to the sale of the Shares.
2.4 The Vendor has not caused the Company to incur, assume or discharge any liability, including any liability for professional costs and expenses, in relation to the sale of the Shares.
2.5 The Vendor is not, and has not in the twelve months prior to Completion been, involved, engaged or interested in any other company or business that substantially competes with the operation of the Company.
3.       Ownership of Shares
3.1 The Shares are fully paid or credited as fully paid and constitute the whole of the issued share capital of the Company.
3.2      None of the Shares were allotted at a discount.
3.3 The Vendor is the legal and beneficial owners of the Shares free from all charges, liens or encumbrances.
4.       Subsidiaries and Groups
4.1 The Company is not the owner or registered holder of any share, loan capital, interest, equity in or other security of any body corporate (wherever incorporated) nor has it agreed to become the owner or registered holder of any such share, loan capital, interest, equity or other security.

4.2 The Company has never had a participating interest in any other company or undertaking.
4.3 The Company has not since its incorporation been a subsidiary of any body corporate (wherever incorporated).
4.4 The Company is not a party to any joint venture agreement or a member of any partnership or unincorporated company or association.
4.5 The Company does not have any branch, place of business or any substantial assets outside the United Kingdom.
5.       Share Capital
5.1 No shares in the capital of the Company have been issued, nor has any transfer of shares been registered, otherwise than in accordance with the articles of association of the Company in force at the relevant time.
5.2      The Company has not at any time:-
5.2.1 purchased or redeemed or agreed to purchase or redeem any shares of any class of its share capital;
5.2.2 reduced or agreed to reduce its issued share capital or any class of its share capital; or 5.2.3 issued any shares for a consideration payable otherwise than in cash.
5.3 No person has the right to call for the issue of any share or loan capital of the Company under any option or other agreement.
5.4 There are no rights or pre-emption over or restrictions relating to the transfer of the Shares which apply on the sale of the Shares to the Purchaser other than those waived by the Vendor under this Agreement.
6.       Directors
6.1      The only directors of the Company are the persons listed in Schedule 2.
6.2      No person is a shadow director of the Company.
7.       Accounts and Financial Matters
7.1      The Accounts which are annexed to the Disclosure Letter:-
7.1.1 were prepared in accordance with generally accepted accounting principles and practices in the United Kingdom, consistently applied;
7.1.2 complied with applicable financial reporting standards adopted or issued by The Accounting Standards Board applicable to a United Kingdom company;

7.1.3 gave a true and fair view (save that the directors' report gave a fair review only) of the state of affairs of the Company as at the Accounts Date; and
7.1.4 gave a true and fair view of the profit and loss of the Company for the financial period ended on the Accounts Date.
7.2 The Company has no known liabilities which were not adequately provided for in the Accounts.
7.3 The Company will have no outstanding Creditors (as such term is defined in the Hive-Up Agreement) as at the Completion Date.
8.       Management Accounts
8.1 Recognising the purpose for which they were prepared and that they are unaudited, the Management Accounts fairly present the financial position of the Company as at the date to which they were prepared.
8.2 The Management Accounts have been prudently prepared on a basis consistent with the management accounts prepared in the preceding three years.
9.       Business Since the Accounts Date

         Since the Accounts Date:-
9.1 the business of the Company has been carried on in the ordinary course as a going concern;
9.2 the Company has not incurred or agreed to incur any material liability otherwise than in the ordinary course of business;
9.3      there has been no Material Adverse Event;
9.4 the Company has not incurred any material expense or made any material payment otherwise than in the ordinary course of business;
9.5 the Company has not borrowed any money which it has not repaid, otherwise than borrowing on overdrawn current account incurred in the ordinary course of business within limits agreed with the Company's bankers;
9.6 the Company has not entered into or agreed to enter into any capital transaction as vendor, purchaser, lessor or lessee or undertaken any transaction on its capital account or acquired or disposed of any capital assets with a value in excess of (pound)25,000;
9.7 no real property of the Company has been (or agreed to be) transferred, leased, mortgaged, sold, encumbered or made the subject of any dealing, option or agreement, other than current assets purchased and sold in the ordinary course of trading;
9.8 the Company has not paid or declared any dividend or other distribution, whether of capital or income;

9.9 the Company has paid its creditors in accordance with its usual practice;
9.10     no major supplier to the Company has ceased to supply it;
9.11     the Company has not acquired or agreed to acquire any real property;
9.12 there has been no increase in the rate of remuneration of the directors and/or employees of the Company;
9.13 the Company has not dismissed or ceased to employ any of its employees other than for cause; and
9.14 no loan to or loan capital of the Company has been repaid, in whole or in part, or has become due and payable or liable (with or without notice or lapse of time or both) to be declared due and payable.
10.      Litigation and Compliance
10.1 Apart from routine debt collection or claims in respect of motor vehicles which are covered by insurance, the Company is not at present engaged, whether as claimant or defendant in any legal action, proceedings or arbitration.
10.2 There are no circumstances of which the Vendor is currently aware which would give rise to any legal action, proceedings or arbitration against the Company.
10.3 The Company is not subject to any outstanding order or judgment given by any court, tribunal or governmental agency and has not been a party to any undertaking or assurance given to any court, tribunal or governmental agency which is still in force.
10.4 So far as the Vendor is aware, the Company has the power and is duly qualified to carry on business and has operated in accordance with all applicable laws in any jurisdiction in which it trades.
10.5 The Company has not been notified in writing that it has breached any statute, regulation, order or judgment of any court, tribunal or governmental agency of the United Kingdom which would have a material and adverse effect on the business of the Company.
10.6 All material licences, consents, permits and authorities have been obtained by the Company to enable it to carry on its business in the manner in which it is now carried on. A list of all such licences, consents, permits and authorities is attached to the Disclosure Letter.
10.7 The Company has not been notified in writing that it is in breach of any material licence, consent, permit or authority currently held by it which would have a material and adverse effect on the business of the Company.
10.8 Neither the Company nor any person for whose acts or defaults the Company would be vicariously liable has offered or made a payment, contribution, gift or other inducement to a government official or employee such that the payment, contribution, gift or other inducement would constitute a violation of the United States Foreign Corrupt Practices Act or similar laws of any other country that prohibit improper payments to government officials for the purposes of retaining or obtaining contracts, financial benefits or other benefits relating to its business operations.

10.9 The Company understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") and other federal laws prohibit, among other things, U.S. persons or persons under the jurisdiction of the United States from engaging in certain transactions with certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. Neither the Company nor any of its officers is, or is acting on behalf of, a country, territory, entity or individual named on such lists, nor is the Company or any of its officers a natural person or entity with whom dealings are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a natural person or entity.
11.      Material Contracts
11.1 So far as the Vendor is aware, no transaction has been effected in consequence of which the Company is liable to refund in whole or in part any investment or grant.
11.2 There are annexed to the Disclosure Letter copies of all material contracts to which the Company is currently a party.
11.3 The Company is not a party to any contract with an annual value in excess of (pound)100,000 which:-
11.3.1   is in the Vendor's opinion of an unusual, onerous or abnormal nature;
11.3.2   is outside the ordinary course of business;
11.3.3   is for a fixed term of more than six months;
11.3.4 is of a long term nature (that is unlikely to have been fully performed in accordance with its terms within six months of the date on which it was entered into);
11.3.5   is in the nature of a partnership, joint venture or consortium;
11.3.6 is of a loss making nature (that is known to result in a loss to the Company on completion of the Company's obligations);
11.3.7   is a consultancy agreement;
11.3.8   includes a power of attorney granted by the Company;
11.3.9 is a contract for hire or rent, conditional sale lease, hire purchase or purchase by way of credit sale (other than normal trade credit) or periodical payment;

11.3.10 can be terminated as a result of the matters contemplated in this Agreement; or
11.3.11 involves, or is reasonably likely to involve, the supply of goods or services the aggregate sales value of which are reasonably expected to be more than 10% of the Company's turnover for the preceding financial year.
11.4 The Company is not in material default under any material contracts annexed to the Disclosure Letter and, so far as the Vendor is aware, no third party is in material default under any of these contracts.
11.5 The Company is not a party to or interested in, either directly or indirectly, any contract nor does the Company have any liability with or to any of:-
11.5.1   the Vendor (or its Connected Persons); or
11.5.2   any directors or managers of the Company or their Connected Persons; or
11.5.3   any person beneficially interested in the Company's share capital.
11.6 The Company has not during the last three years been a party to a transaction to which sections 320 or 330 of CA apply.
11.7 So far as the Vendor is aware, the Company is not a party to any agreement which is not entirely of an arm's length nature.
11.8 All costs incurred by the Company during the last twelve months have been charged to the Company and not borne by any other member of the Vendor's Group or any other person
12.      Trading
12.1 The Company does not carry on business under licence or otherwise than as principal.
12.2 There is no outstanding material dispute with any present or former agent or consultant of the Company arising out of their agreement with the Company or its termination. So far as the Vendor is aware, there are no matters which would lead to any such material dispute.
12.3 No agent, distributor, representative, consultant or supplier (not being an employee) is entitled to any fixed or varying payment or credit in connection with the Company's business.
12.4 No major supplier to the Company has given written notice to the Company that it no longer intends to deal with the Company.
12.5 During the last twelve months, the Company has not been dependent upon any one supplier for more than 10% by value of its purchases.

13.      Product Liability
13.1 There is no outstanding claim in respect of Product Liability and so far as the Vendor is aware there are no circumstances which are likely to give rise to any such claim. For this purpose "Product Liability" means a liability arising out of death, personal injury or damage to property caused by a defective product or defective services sold, supplied or provided by the Company in the course of its business in the three years prior to the date of this Agreement.
13.2 The Company has not manufactured, sold or supplied any product or service which:-
13.2.1   is in any material respect, faulty or defective; or
13.2.2 does not comply with any warranty or representation made by the Company in respect of it or with all laws, standards and requirements applicable to it; or
13.2.3   does not comply with any customer or design specification; or
13.2.4 was sold or supplied on terms that the Company accepts an obligation to service or repair or replace such products after delivery.
14.      Debts
14.1 No book debt owing to the Company which was included in the balance sheet of the Accounts or which has arisen since the Accounts Date, has been realised for less than its full face value or is now considered by the Vendor (acting on the information provided to it) to be irrecoverable in whole or in part. The rights of the Company in respect of such debts are enforceable and are not subject to any defence, right of set-off or counter-claim, withholding or other deduction and no act has been done or omission permitted whereby any of them has ceased or will cease to be enforceable in whole or in part.
14.2 So far as the Vendor is aware, all book debts owed to the Company at Completion should realise their full face value in the ordinary course of business and, in any event, within 120 days of Completion.
14.3 No book debt owed to the Company is subject to any factoring or invoice discounting agreement.
14.4 No book debt owed to the Company has arisen otherwise than as a result of the supply of goods and/or services by the Company in the ordinary course of its business.
15.      Ownership and Condition of Tangible Assets
15.1 All material tangible assets used by the Company are set out on an asset register attached to the Disclosure Letter and all tangible assets are the absolute property of the Company. None of the tangible assets owned or used by the Company is the subject of any mortgage, debenture, charge, lien, hypothecation, pledge or other security interest.

15.2     All hardware and equipment owned by the Company:-
15.2.1   is in a reasonable state of repair (subject to fair wear and tear); and
15.2.2   is in the possession or control of the Company.
15.3     The Company does not use any assets which are owned by the Vendor.
15.4 There are maintenance contracts with specialist contractors in respect of all:-
15.4.1   material tangible assets of the Company; and
15.4.2 tangible assets which the Company is obliged to maintain or repair under any lease, hire, rental, conditional sale, lease, hire purchase or credit sale agreement.
15.5 The assets listed in the Disclosure Letter are all the assets which are material to the business of the Company and necessary for its continuation in the same manner in which it was carried on by the Vendor in the 12 months prior to Completion.
16.      Stock

         The stocks held by the Company are:-
16.1     are adequate in relation to its current trading requirements;
16.2 in reasonable condition and should when comprised in finished goods be capable of being sold by the Company in the ordinary course of its business;
16.3 not damaged, slow moving or obsolete other than in the ordinary course of trading;
16.4 included in the books of accounts of the Company at the lower of cost or net realisable value; and
16.5 are unlikely to realise less than their respective book value on sale in the ordinary course of business.
17.      Financial Facilities

17.1 The Disclosure Letter sets out details of all banking and other financial facilities outstanding or available to the Company immediately prior to Completion.
17.2 The Company is not in breach of the material terms of any of the banking facilities currently available to it and the Company does not have any borrowings on any account which exceed the applicable to such account limit.
17.3 No steps for the early repayment of sums outstanding under any banking facilities available to the Company have been taken and, so far as the Vendor is aware, no circumstances have occurred which the Vendor is aware would give rise to an obligation to make, or would permit any demand for, early repayment. So far as the Vendor is aware, there are no circumstances which would prejudice the continuation of the banking and other financial facilities currently available to the Company.

17.4 The Company does not have outstanding, nor has it agreed to create or issue, any loan capital.
17.5 None of the banking or other financial facilities available to the Company is dependent on the guarantee or indemnity of, or any security provided by, a third party.
17.6 The Company has not made a loan or quasi-loan to any person contrary to CA.
17.7     The Company has not made a loan which remains outstanding.
18.      Documents and Records
18.1     All documents and records of the Company:-
18.1.1   are in its possession or under its control; and
18.1.2   have been properly kept in all material respects.
18.2 None of the Company's record systems, controls, data or information is recorded, stored, maintained, operated or dependent upon by any means which are not under the exclusive ownership or direct control of the Company.
18.3 No written notice has been received by the Vendor to the effect that any of the statutory books of the Company is incorrect or should be rectified.
19.      Computer systems
19.1 Disaster recovery plans are in effect and are designed to ensure that, in the event of a failure of the computer systems operated by the Company, these computer systems can be replaced without material disruption to the business of the Company.
19.2 The Company owns or has in its possession and control manuals, guides, instruction books and technical documents required to operate the Company's computer systems.
19.3 The computer systems operated by the Company have never failed for such period of time so as to materially or adversely interrupt the operation of the Company's business.
19.4 Other than off the shelf/mass market shrink wrap software, the Company does not use any software under licence from a third party.
19.5 The Company follows appropriate procedures for protecting its computer systems from infection by software viruses and from access by unauthorised persons.
19.6     So far as the Vendor is aware, the Company's computer systems have not:
19.6.1   been infected by any software viruses; or
19.6.2   been accessed by any unauthorised person.

19.7 The Company has possession of the source code for any software in which it owns the copyright.
19.8 The Disclosure Letter contains a list of all domain names used by the Company.
20.      Data Protection
20.1 The Company is duly registered as a data controller under the Data Protection Act 1998 and particulars of the registrations are attached to the Disclosure Letter.
20.2 So far as the Vendor is aware the Company has complied in all material respects with the data protection principles set out in the Data Protection Act 1998.
20.3 No individual has claimed compensation from the Company under the Data Protection Act 1998.
20.4 The Company's systems for storing or using personal data are not located outside the European Economic Area.
21.      Memorandum and Articles and Resolutions etc
21.1 The copy of the memorandum and articles of association of the Company which is annexed to the Disclosure Letter is accurate at the date of this Agreement.
21.2 The Company is carrying on its business in compliance with its memorandum and articles of association.
21.3 The Company has not passed any elective resolution under section 379A of CA and has complied in all material respects with sections 381A, 381B and 381C of CA in relation to all written resolutions passed by the Company.
21.4 All returns, particulars and resolutions required by the provisions of CA to be delivered on behalf of the Company to the Registrar of Companies have been duly filed.
22.      Employees
22.1 The Disclosure Letter contains details of the names of all of the employees of the Company and the names, ages, dates of commencement of employment, terms of employment or engagement and the periods of continuous employment or engagement of all employees whose annual salary is greater than (pound)15,000 and all directors of the Company including details of any profit sharing, commission and bonus schemes.
22.2 The Disclosure Letter sets out the name and the date of commencement termination and payment terms of the contract of any person engaged by the Company either personally or through a personal services company to carry out services.
22.3 No director or employee is wholly or partly remunerated on a profit sharing basis.
22.4 All persons in managerial or other senior positions whose employment is material to the operation of the business of the Company are employed by the Company.

22.5 The Company is under no contractual or other obligation to increase the rates of remuneration of, or make any bonus or incentive payment to, any of its directors, employees and/or consultants at any point in the next 6 months.
22.6 No material change has been made to the terms of employment of any of the Company's senior employees in the last 6 months.
22.7 No negotiations for an increase in the remuneration or benefits of a director, employee or consultant of the Company are current or scheduled to take place within the next 6 months.
22.8 There is no person who has accepted an offer of employment or engagement with the Company whose employment or engagement has yet to start and there are no offers of employment or engagement which have been issued and remain open for acceptance.
22.9 The Vendor is not aware of any claim by any past or present director or employee or former employee of the Company threatened against the Company in respect of an accident or injury other than any claim reasonably likely to be covered and met by an insurance policy maintained by the Company.
22.10 No past employee of the Company has a right to return to work or has a right to be reinstated with or re-engaged by the Company.
22.11 The Company is not liable to make any payment to any past or present director or former or current employee by way of damages or compensation for loss of office or employment or for redundancy, unfair dismissal, sexual discrimination or racial discrimination.
22.12 The Company is not nor are any of any of its directors and employees engaged or involved in any industrial dispute in relation to the Company and, so far as the Vendor is aware, there are no current circumstances that would result in any such dispute.
22.13    No director or officer or employee of the Company:-
22.13.1 has given or received written notice terminating his office or employment; or
22.13.2 is entitled to leave his office or employment as a result of the sale of the Shares.
22.14 The Company has not given to any person any power of attorney which is still outstanding.
22.15 No contract of service exists between the Company and any director or employee in relation to which any relevant requirements including section 319 of CA have not been fulfilled.
22.16    The Company does not recognise any trade union.

22.17 There are no agreements, arrangements or understandings between the Company and a trade union or other body representing employees.
22.18 No undertakings or assurances have been given to the directors or employees of the Company as to the continuance, introduction, increase or improvement of any pension rights or entitlements which the Company would be legally required to implement.
22.19 The Company has no legal or ex-gratia arrangement or practice to pay pensions, gratuities, superannuation, allowances or any other benefits or sum to any person who is not an employee or former employee of the Company.
22.20 No employee of the Company is entitled to benefits or other payments (including payments on redundancy, retirement or termination of employment) that exceed the required level for such benefits or payments as set down by legislation from time to time.
22.21 Each employee of the Company can be dismissed by giving three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).
22.22 The Company is not obliged to grant any options or other rights in respect of employment related securities under any share ownership or share option plan.
22.23 The Company has paid to HM Revenue & Customs and any other appropriate authority all taxes, National Insurance contributions and other levies and charges in respect of all persons employed or engaged in the business of the Company and accruing in the period up to and including Completion.
22.24 No employee of the Company has transferred to the Company under a relevant transfer (in terms of the Transfer of Undertakings (Protection of Employment) Regulations 1981) who at any time before the relevant transfer was a member of an occupational pension scheme.
22.25 So far as the Vendor is aware, the Company complies in all material respects with all statutes, regulations, orders, decrees or judgments of any court or governmental agency of competent jurisdiction in the United Kingdom, relating to the employment of its employees and their terms and conditions of employment.
22.26 So far as the Vendor is aware, the Company has issued all written notices required by law to all of its employees in relation to their terms and conditions of employment.
22.27 All employees of the Company have leave to enter and remain in the United Kingdom and are entitled to work in the United
         Kingdom in terms of the Asylum and Immigration Act 1996
23.      Pensions
23.1 Save for the Pension Scheme, the Company has never contributed towards or had any liability in respect of any agreement, arrangement, custom or practice for the provision of, or payment of a contribution towards, a pension, allowance, lump sum or similar benefit on retirement or death ("Pension Benefits") for any employee or former employee of the Company.

23.2     The following details of the Pension Scheme have been provided:
23.2.1 a true copy of the deed and rules of the Pension Scheme and all amendments thereto; and
23.2.2 a true copy of the explanatory booklet issued to members of the Pension Scheme.
23.3 No plan or proposal to amend, discontinue or exercise a discretion in relation to the Pension Scheme has been communicated in writing to the Company's employees during the last twelve months.
23.4 No contribution due and payable to, nor any fees in respect of, the Pension Scheme is or are unpaid.
23.5 The Pension Scheme is approved by HM Revenue & Customs for the purposes of Chapter 1 of Part XIV of ICTA and the Vendor is not aware of any circumstance which would cause such approval by HM Revenue & Customs to be cancelled or withdrawn.
23.6 So far as the Vendor is aware, there are no outstanding claims by any member of the Pension Scheme against the Company in relation to that person's pensions entitlement.
23.7 No employee or former employee of the Company is entitled to any Pension Benefits that become payable before their normal retirement age as stated in their contract of employment or the benefit scheme itself.
24.      Insurance
24.1 Particulars of all material insurances maintained by the Company are attached to the Disclosure Letter. All premiums on all such policies of insurance have been paid in accordance with their terms.
24.2 All tangible assets of the Company capable of being insured are insured in amounts representing the suitable replacement or reinstatement value against all such risks as are normally insured by businesses similar to that of the Company and the Company is, in the opinion of the Vendor, insured against all risks and in such sums as a company, carrying on a similar business to the Company, would insure against in such sums.
24.3 So far as the Vendor is aware, no claims have been made by the Company on any insurance policy during the last 24 months which would have the effect of causing next year's insurance premiums to be significantly higher than would otherwise be the case nor, so far as the Vendor is aware, have any circumstances occurred which have caused any such insurances to be rescinded, vitiated or avoided.

24.4 The Company has not at any time during the last 3 years been refused any insurance or only offered an insurance policy at a cost substantially higher than the Vendor is aware is the normal market rate for such insurance.
24.5 The Company has never received a written report or recommendation from its insurer or insurance brokers the principal recommendations of which have not been implemented in all material respects.
24.6 There is no material claim outstanding under any policy of insurances maintained by the Company nor, so far as the Vendor is aware, are there any circumstances which would give rise to such a claim.
24.7 A list of all claims including those under any policy deductibles are attached to the disclosure letter.
24.8 So far as the Vendor is aware, the information provided by the Company and contained in the Insurance Proposal Form is complete and accurate in all material respects.
25.      Intellectual Property
25.1 The Disclosure Letter contains details of all Intellectual Property owned by the Company or licensed to it in connection with its business. The Company does not own or use any other Intellectual Property, other than copyright arising in the ordinary course of its business.
25.2 The Company is the sole and absolute legal and beneficial owner, free from encumbrances, of all Intellectual Property described in the Disclosure Letter as being owned by it.
25.3 Details of all registrations (and applications for registration) of the Company's Intellectual Property in any territory in which the Company trades are attached to the Disclosure Letter.
25.4 Where the Company is registered or applying to be registered as the proprietor of any Intellectual Property, all fees, expenses, charges, duties and other payments have been promptly paid and are up to date and so far as the Vendor is aware there is no procedural step, payment or other obligation which falls due to be made or performed within three months of Completion.
25.5 The Company has not licensed or authorised any other person, firm, company, and/or organisation to use, in any way, the Intellectual Property owned by or licensed to the Company.
25.6 The Company has not entered into any agreement in writing for the provision or acquisition of technical information.
25.7 So far as the Vendor is aware, none of the processes, products or activities of the Company infringes (nor have they during the last three years infringed) the Intellectual Property of any other person or involves the unlicensed use of information confidential to third parties.

25.8 So far as the Vendor is aware, none of the Intellectual Property owned, used and/or licensed by the Company is the subject of any claim, dispute, action, opposition or infringement.
25.9 So far as the Vendor is aware, no other person uses any of the Intellectual Property owned by the Company.
25.10 The Company is not engaged in proceedings that concern the infringement of Intellectual Property and has not in the last 3 years given or received written notice threatening such proceedings.
25.11 The Company is entitled to use, without payment, all know-how and technical information used by it in connection with its business and all information concerning the products, methods and processes used by the Company.
25.12 The Company does not use any Intellectual Property owned by any of the Vendor's Group.
25.13 The database known as the "BTR/Permali database" falls within the definition of "Databases" in the Silvertown licence (document 10.3.1 of the disclosure bundle).
25.14 Following the expiry of the S-2 Glass Ballistics Laminate Licence (document 10.5 of the disclosure bundle) on 31 December
         2000, the licensor (as this term is defined in that agreement):
25.14.1 has been aware at all times of the continuing use by the Company of the intellectual property licensed under that agreement (the "O-C IP"); and
25.14.2 has not indicated in writing to the Company that it is not entitled to continue using the O-C IP or that it should refrain from using the O-C IP; and
25.14.3 has not indicated in writing to the Company that any form of payment is expected in respect of its continuing use of the O-C IP.
26.      Property
26.1 The Company is in possession of the whole of each of the Properties none of which is vacant and no other person is in or actually or conditionally entitled to possession occupation use or control of any of the Properties, and the Company is not in occupation of or entitled to any estate or interest in any land or premises save for the Properties.
26.2 The Company is the sole beneficial owner of and otherwise absolutely entitled to the Freehold Property and the proceeds of sale thereof and all fixtures fittings plant and equipment at the Freehold Property and all tenant's fixtures and fittings at the Leasehold Properties are owned absolutely by the Company free from any encumbrance.
26.3 None of the Properties is affected by a subsisting contract for sale or other disposition of any interest in it by the Company.

26.4 The information in respect of the Properties set out in Schedule 3 is true complete and accurate and not misleading in any respect.
26.5 The Vendor has not received any written notice alleging any breach by the Company of any obligations, restrictions, conditions and covenants affecting the Properties.
26.6 There are no current contingent or anticipated notices disputes actions complaints liabilities claims or demands relating to or in respect of any of the Properties or their use nor are there any circumstances rendering any of the foregoing likely.
26.7     So far as the Vendor is aware, the Freehold Property is not affected by:-
26.7.1 any rent charge, easement, reservation, covenant, restriction, agreement, licence, franchise, mortgage, charge, encumbrance, option or right of pre-emption or third party right;
26.7.2 any notice, order, dispute or complaint relating to it or its present use under any legislation, agreement, covenant, condition, licence or consent; or
26.7.3 outgoings other than uniform business rates, water charges and other standard payments to the relevant water company including, without limitation, insurance premiums.
26.8 There is no outstanding liability for any rent service charge insurance rent rates taxes or other outgoings in respect of any of the Leasehold Properties.
26.9 All original deeds and documents necessary to prove title to each of the Properties are in the possession of the Company.
26.10 No development alterations or other works which would require any permission or consent under planning legislation or under any bye-laws building regulations or other relevant legislation have been carried out without all those permissions and consents having been obtained and all conditions attached to those permissions and consents have been observed and performed.
26.11 So far as the Vendor is aware no breach of planning legislation or of any bye-laws building regulations or other relevant legislation has been committed in relation to any of the Properties.
26.12 The Company has not entered into nor is any of the Properties subject to any planning agreement or planning obligation.
26.13 Copies of all structural surveys site surveys engineers' reports and architects' reports relating to the Freehold Property or any structure on the Freehold Property which have been commissioned by or are in the possession of or under the control of the Vendor or the Company have been given to the Purchaser.
26.14 The Company has no actual or contingent obligation or liabilities in relation to any freehold or leasehold property other than under its existing title to any of the Properties.

26.15 No lease for any of the Leasehold Properties has been varied nor have any licences or consents been issued under any such lease and no collateral assurances or undertakings have been entered into with the reversioner or any third party.
26.16 Any deeds documents and information supplied to or held by solicitors for the purpose of deducting title to or replying to enquiries raised by the Purchaser's solicitors and the contents of the replies to CPSEs made on the Vendor's behalf on 7 September 2005 are true and accurate in all material respects.
26.17 The Vendor has provided true and complete copies of all deeds documents and other information relevant to its interest in or use of any of the Properties or their value.
27.      Competition
27.1 So far as the Vendor is aware, the Company has not entered into any agreement which breaches in any material respect:
27.1.1   the Competition Act 1998 or the Enterprise Act 2002; or
27.1.2   articles 81 or 82 of the Treaty of Rome.
27.2 The Company has not been notified in writing that it is subject to any enquiry or investigation at its premises or to any undertaking or direction by the Office of Fair Trading and/or the European Commission in respect of its trade.
28.      Insolvency
28.1 The Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.
28.2 No order has been made, petition served or resolution passed for the winding up of the Company; there are no grounds on which any such order or petition could be made or presented and so far as the Vendor is aware no such resolution is contemplated.
28.3 No distress, execution, statutory demand or other process in respect of the Company has been served on the Vendor in writing and remains undischarged and there is no outstanding judgement or court order against the Company.
28.4 No power to appoint a receiver has been exercised or has arisen in respect of the business or any of the assets of the Company and there is no unfulfilled or unsatisfied judgment or Court order outstanding against it.
29.      Environmental
29.1 All permits, consents and licences required or issued under Environmental Law which are necessary for carrying on the business of the Company are in full force and effect and have been complied with and so far as the Vendor is aware there are no circumstances (including, but not limited to, the sale of the Shares to the Purchaser) likely to give rise to the modification, suspension or revocation of, or lead to the imposition of unusual or onerous conditions on, or to prejudice the renewal of, any of those permits, consents or licences.

29.2 So far as the Vendor is aware, the Company and the Subsidiary have at all times complied with all Environmental Laws.
29.3 So far as the Vendor is aware, there are no Hazardous Substances or Waste at any of the Properties in circumstances which constitute a breach of Environmental Law.
29.4 So far as the Vendor is aware, no above or below ground natural or man made structures at any of the Properties contain or are constructed from any Hazardous Substances (including but not limited to asbestos or asbestos-containing material).
29.5 No proceeding or action relating to Environmental Law has been taken or has been threatened against the Company or its Subsidiary or any directors or officers of the Company by any competent authority or any other person.
29.6 The Company has no actual liability under any Environmental Law by reason of it having owned, occupied or used any Previously-owned Land and Buildings.
29.7 All environmental reports, audits, assessments, reviews or investigations (including any testing, sampling or monitoring results) carried out in the last three years and which are in the possession or control of the Vendor's Group or the Company relating to the Properties have been disclosed.
29.8 The Company has not given or received any warranties or indemnities in respect of, have any insurance in respect of, or have otherwise attempted to apportion, any liabilities, duties or obligations that arise under Environmental Law.

                                   SCHEDULE 5

                                    Taxation

                     Part 1 - Definitions and Interpretation
1.       Definitions

         In this Schedule the following words and expressions shall have the following meanings:-

         "Accounts Relief"                     means any Relief which was:-
                                               (i)      treated as an asset of
                                                        the Company in the
                                                        Completion Accounts; or
                                               (ii)     taken into account in
                                                        computing (and so
                                                        reducing or eliminating)
                                                        any provision for
                                                        deferred tax which
                                                        appears in the
                                                        Completion Accounts or
                                                        which but for such
                                                        Relief would have
                                                        appeared in the
                                                        Completion Accounts;

         "Auditors"                            means the auditors for the time
                                               being of the Company;

         "CAA 2001"                            mean the Capital Allowances
                                               Act 2001;

         "Claim for Tax"                       means any assessment
                                               notice demand letter or other
                                               document issued or action taken
                                               by or on behalf of any person,
                                               authority or body from which it
                                               appears that the Company is or
                                               may be subject to a Tax
                                               Liability;

         "CTIP"                                means the Corporation Tax
                                               (Instalment  Payment) Regulations
                                               1998 (SI 1998/3175);

         "Event" includes (without limitation) any payment, transaction, action or omission (including omitting to comply with its objections under the Pay and File regime), any change in the residence of any person for the purposes of any Tax, the death of any person, and a failure to take any action which would avoid an apportionment or deemed distribution of income and shall also include the execution of the Agreement and Completion;

         "FA"                                  means the Finance Act for the
                                               year by which it is designated;

         "Group Relief"                        means any of the following:

                                               (a)      group relief capable of
                                                        being surrendered or
                                                        claimed pursuant to
                                                        Chapter IV Part X of the
                                                        Taxes Act 1988;

                                               (b)      advance corporation tax
                                                        capable of being
                                                        surrendered or claimed
                                                        pursuant to Regulation
                                                        15 of the Corporation
                                                        Tax (Treatment of
                                                        Unrelieved Surplus
                                                        Advance Corporation Tax)
                                                        Regulations 1999; and

                                               (c)      a tax refund capable of
                                                        being surrendered or
                                                        claimed under Section
                                                        102 of the Finance Act
                                                        1989;

         "ICTA"                                means the Income and Corporation
                                               Taxes Act 1988;

         "IHTA"                                means the Inheritance Tax Act
                                               1984;

         "ITEPA"                               means the Income Tax (Earnings
                                               and Pensions) Act 2003;

         "income, profits or gains"            shall include
                                               income, profits or gains
                                               (including capital gains) of any
                                               description or from any source
                                               and income, profits, or gains
                                               which are deemed to be earned
                                               accrued or received for any Tax
                                               purpose;

         "Loss" means, in relation to a Relief, the reduction, modification, cancellation, or non-availability
                                               (in whole or in part) of that
                                               Relief or a failure to obtain
                                               Accounts Relief or to receive the
                                               benefit of a right to repayment
                                               of Tax to which the Company was
                                               or assumed it was entitled to in
                                               preparing the Completion Accounts
                                               and "Lost" shall be construed
                                               accordingly;

         "New Relief"                          means any Relief which arises
                                               after Completion;

         "Relief" means any loss, relief, allowance, exemption, set-off, deduction, credit, or relief from or against or available in respect of Tax or in the computation of income profits or gains for the purposes of Tax or any right to a repayment of Tax;

         "SDRT"                                means stamp duty reserve tax;

         "Tax" means all forms of taxation, including any tax, duty, impost, levy, deduction and governmental charge in the nature of tax (but for the avoidance of doubt excludes uniform business rates, water rates, community charge and council tax) whether a primary or secondary liability and any amount payable to any person or Tax Authority as a result of any enactment relating to Tax together with all related penalties, fines, surcharges and interest;

         "Tax Authority"                       means any national,  state,
                                               federal,  municipal or local
                                               government authority or any
                                               political  subdivision thereof or
                                               taxing authority thereof or
                                               therein, and whether in the
                                               United  Kingdom or any other
                                               part of the world and without
                                               prejudice  to the  generality  of
                                               the foregoing includes Her
                                               Majesty's Revenue and Customs,
                                               Department of Social Security and
                                               any equivalent thereof;

         "Tax Claim"                           means any claim by the  Purchaser
                                               under the Tax  Covenant or any of
                                               the Tax Warranties;


         "Tax Liability"                       means:

                                               (i)      any liability to make an
                                                        actual payment or
                                                        increased payment of
                                                        Tax; or

                                               (ii)     the Loss by the Company
                                                        of an Accounts Relief;

         "TCGA"                                means the Taxation of Chargeable
                                               Gains Act 1992;

         "TMA"                                 means the Taxes Management Act
                                               1970;

         "VAT" means value added tax within the meaning of the VATA and any similar tax outside the
                                               United Kingdom;

         "VATA" means the Value Added Tax Act 1994.
2.       Interpretation
2.1 Reference to the result of any Event on or before Completion includes the combined result or results of two or more Events at least one of which took place on or before Completion provided that the Event or Events which took place before Completion occur outside the ordinary course of business of the Company as carried on at Completion and the Event or Events which take place after Completion occur inside the ordinary course of business of the Company as carried on at Completion.
2.2 For the purposes of this Agreement, where any document is not (or is not properly) stamped, the stamp duty (together with any accrued interest and/or penalties) required to be paid in order that such document may be received in evidence as referred to in Section 14 of the Stamp Act 1891 shall be treated as a liability of the Company arising by reference to the date when the document was executed if and when the document is required to be presented in evidence.
2.3 Without limiting the generality of the expression, reference in this Schedule to anything "in the ordinary course of business" does not include:
2.3.1 an Event which results in the Company becoming liable for Tax for which it is not primarily liable;

2.3.2 the acquisition, disposal or supply or deemed acquisition, disposal or supply of any asset, goods, service or facility (including a loan of money or the letting, hiring or licensing of tangible property) in a transaction which is not entered into at arm's length;
2.3.3    the making of a distribution or deemed distribution for Tax purposes;
2.3.4 the creation, cancellation or reorganisation of any share or loan capital or any company becoming or ceasing to be a member of a group of companies for any Tax purpose;
2.3.5 the failure by the Company to deduct, charge, recover or account for Tax;
2.3.6    a deemed disposal of a capital asset under section 179
         TCGA 1992, any withdrawal of relief under Section 111, 113 or paragraph 58 Schedule 29 to the Finance Act 2002 occurring as the direct result of this Agreement becoming unconditional or Completion (whichever is earlier);
2.3.7 an Event giving rise to a liability or potential liability under Part XVII Taxes Act (tax avoidance), section 29 or section 36 TMA, schedule 9A VATA (anti-avoidance provisions; groups) or Part V of schedule 18 FA 1998
         (Revenue determinations and assessments);
2.3.8 a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the avoidance of a liability to Tax; and
2.3.9 any failure to pay any Tax Liability arising before Completion, to the extent that such failure give rise to any interest, fine, penalty, charge or surcharge in connection with that Tax Liability.
2.4 Reference to the Company in this Schedule includes reference to NP Aerospace Jordan WLL save that in relation to calculating any liability of the Vendor under Part 2 of this Tax Covenant or the extent of any limitation to that liability where a relevant amount is reflected in the Completion Accounts (but for the avoidance of doubt without prejudice to any limitation contained in part 2 of this Schedule in respect of the liability) in respect of NP Aerospace Jordan WLL such liability or limitation shall be 51% only of the amount which would otherwise have applied.
2.5 Reference to any term defined in any other part of Agreement shall have the same meaning in this Schedule as for other purposes of this Agreement unless the contrary intention is clear.

                              Part 2 - Tax Covenant
1.       Vendor's Covenant
1.1 Subject as provided in this Schedule, the Vendor hereby covenants with the Purchaser to pay to the Purchaser an amount equal to:-
1.1.1 any Tax Liability of the Company which has arisen or arises as a consequence of or in connection with any Event which occurred or in respect of any income profits or gains being or being treated for Tax purposes to be earned accrued or received on or before Completion;
1.1.2 any Tax Liability of the Company which would have arisen (and in respect of which the Vendor would have been liable under this Schedule) but for the setting-off of an Accounts Relief or a New Relief against that Tax Liability or (as the case may be) against the income, profits or gains which would have given rise to that Tax Liability;
1.1.3 any Accounts Relief Lost or (where the Accounts Relief Lost was a deduction from or set-off against income, profits or gains) the Tax which would (on the basis of the rates of Tax current at the date of the Loss) have been saved but for the Loss;
1.1.4 any Tax Liability of the Company arising as a consequence of or by reference to any of the following occurring or being deemed to occur at any time after Completion:
1.1.4.1 the disposal by any Relevant Company of any asset or of any interest in or right over any asset;
1.1.4.2 any Relevant Company ceasing to be resident in the United Kingdom for the purposes of any Tax; or
1.1.4.3 any Relevant Company failing to pay the whole of the Tax charged by any Tax Assessment made in respect of that Relevant Company within six months of the date of that Tax Assessment.

                      and, for the purposes of this paragraph, the term "Relevant Company" shall mean the Vendor and any company, other than the Company and NP Aerospace Jordan WLL that may be treated for the purposes of any Tax as being, or as having at any time been, either a member of the same group of companies as the Vendor or otherwise associated with the Vendor;
1.1.5 any liability of the Company arising from an obligation to repay the whole or any part of any payment received for Group Relief or to pay for any Group Relief pursuant to an agreement entered into by the Company on or before Completion;

1.1.6 any Tax Liability of the Company or the Purchaser in respect of Inheritance Tax which:-
1.1.6.1 is at, or becomes after, Completion as a result of the death of any person within seven years after a transfer of value (or deemed transfer of value) on or before Completion, a charge on any of the shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or
1.1.6.2 arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of the Company;
1.1.7 any Tax Liability of the Company or the Purchaser arising as a result of the exercise of any stock options in the share capital of the Vendor and the sale and any shares acquired under such stock options;
1.1.8 the reasonable professional costs and expenses properly incurred by the Purchaser and/or the Company in connection with a successful claim under paragraph 1 of part 2 of this Schedule.
1.2 In determining for the purposes of this Schedule whether a charge on or a power to sell, mortgage or charge any of the shares or assets of the Company exists at any time, the fact that any Tax is not yet payable or may be paid by instalments shall be disregarded and such Tax shall be treated as becoming due and the charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other Event on or in respect of which it becomes payable or arises.
1.3 The provisions of section 213 IHTA shall not apply to any payment falling to be made under this Schedule.
2.       Limitations on the Vendor's Liability
2.1 The covenants contained in paragraph 1 shall not extend to any Tax Liability or other amount payable by the Vendor under this Schedule to the extent that:-
2.1.1 such Tax Liability or other amount was paid or discharged on or before Completion and taken into account as discharged in preparing the Completion Accounts;
2.1.2 provision or reserve in respect of that Tax Liability or other amount was made in the Completion Accounts;
2.1.3 such Tax Liability or other amount would not have arisen but for a voluntary act, transaction or omission of the Company carried out after Completion and where the Purchaser or the Company knew or ought to have known, acting reasonably that such act, transaction or omission would give rise to the Tax Liability but excluding any act:-

2.1.3.1 carried out pursuant to a legally binding obligation entered into by the Company on or before Completion or imposed on the Company by any regulation or requirement having the force of law;
2.1.3.2 occurring in the ordinary course of business of the Company as carried on at Completion; or
2.1.3.3  taking place with the written approval of the Vendor;
2.1.4 such Tax Liability or other amount arises or is increased as a direct result of:-
2.1.4.1 any change in Tax Legislation or the published practice of any Tax Authority; or
2.1.4.2 any increase in the rate of Tax; (in each case enacted after Completion, with retrospective effect);
2.1.5 recovery (less costs and expenses) has been made by the Purchaser under the Agreement in respect of the same subject matter;
2.1.6 such Tax Liability or other amount arises or is increased or any provision or reserve in respect of the Liability for Taxation in the Completion Accounts is insufficient as a result of any change after Completion in the bases, methods or policies of accounting of the Company;
2.1.7 the Tax Liability or other amount would not have arisen or would have been reduced or eliminated but for any claim, election, surrender or disclaimer made or notice or consent given or any other thing done, after Completion (other than one, the making, giving or doing of which was taken into account in computing any provision for Tax in the Completion Accounts (and the notes to the Completion Accounts make it clear that such making, giving or doing was so taken into account) under, or in connection with the provisions of any enactment or regulation relating to Tax by the Company or any member of the Purchaser's Group and where the Company or the relevant member of the Purchaser's Group knew or ought to have known, acting reasonably, that such claim, election, surrender, disclaimer, notice or consent would give rise to such Tax Liability;
2.1.8 the Tax Liability or other amount would not have arisen or would have been reduced or eliminated but for the failure or omission by the Company or any member of the Purchaser's Group to make any claim, election, surrender or disclaimer or give any notice, or consent or do any other thing under or in connection with, the provision of any enactment or regulation relating to Tax at Completion where the making, giving or doing of which was taken into account in computing any provision in the Completion
         Accounts (and the notes to the Completion Accounts make it clear that the making, giving or doing of such claim, election, surrender, disclaimer, notice, consent or other thing was so taken into account);

2.1.9 any Relief is available at no expense to the Company to set against or otherwise mitigate the Tax Liability or other amount (other than an Accounts Relief or a New
         Relief);
2.1.10 the income, profits or gains in respect of which the Liability for Taxation or other amount arises were actually earned, accrued or received by the Company prior to the Accounts Date but were not reflected in the Accounts;
2.1.11 the Tax Liability or other amount would not have arisen but for a cessation or any change in the nature of conduct of any trade carried out on or by the Company being a change or cessation occurring on or after Completion;
2.1.12 such Tax Liability or other amount has been made good by insurers or otherwise compensated for without cost to the Purchaser or the Company;
2.1.13 such Tax Liability or other amount arises by virtue of the Company's average rate of corporation tax increasing as a result of becoming a member of the Purchaser's Group;
2.1.14 to the extent that the Company has recovered from any person (other than from the Purchaser or any member of the Purchaser's Group) any sum in respect of such Tax
         Liability or other amount;
2.1.15 such Tax Liability or other amount consists of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Shares pursuant to the Agreement; or
2.1.16 such Tax Liability or other amount arises or is increased as a result of either the Company or the Purchaser failing to act in accordance with any of its obligations set out in this Schedule.
2.2 The provisions of Schedule 7 (Limitations) shall apply to this Schedule as if set out herein, save that in case of any contradiction between the provisions of Schedule 7 and the provisions of this Schedule the provisions of this Schedule shall prevail.
3.       Credit for Tax Savings
3.1 If, at the Vendor's request and expense, the Auditors determine that the Company has obtained a "Tax Saving" (which for the purposes of this paragraph 3 shall mean where the Vendor has made a payment under this Tax Covenant or the Tax Warranties in respect of a Tax Liability which results in the reduction of any other Tax liability of the Company including by reason of a Relief being or, as a result becoming, available to the Company (and the Purchaser agrees to use reasonable endeavours to ensure that any such Relief so reduces any such other Tax Liability and to utilise that Relief in priority to any other Relief)) the Purchaser shall on demand repay to the Vendor the lesser of:-

3.1.1    the amount of the Tax Saving (as determined by the Auditors);
3.1.2    the amount paid by the Vendor in respect of the Tax
         Liability which gave rise to the Tax Saving, less any reasonable costs and expenses incurred by the Purchaser or the Company pursuant to paragraph 1.1.6 above; and
3.1.3 the amount which leaves the Purchaser in the same net after Tax position that it would have been in had no such Tax Saving been attained.
3.2 If the Purchaser becomes aware that there is or may be a Tax Saving it shall (or shall procure that the Company shall) as soon as reasonably practicable inform the Vendor of that fact and the amount of the Tax Saving.
3.3 In determining whether the Company has obtained a Tax Saving, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.
4.       Over-Provisions
4.1      If:
4.1.1 the amount by which any provision for Tax (including for the avoidance of doubt any provision for deferred
         Taxation) contained in the Completion Accounts proves to be an over-provision then the over-provision shall be dealt with in accordance with paragraph 4.3 below;
4.1.2 the amount of any repayment of Tax to the Company by any Taxation Authority in the Completion Accounts proves to be understated (or if no amount is stated, the amount of any repayment of Tax to the Company), then the amount of such repayment understanding shall be dealt with in accordance with paragraph 4.3 below.
4.2 If the Purchaser becomes aware that there are or may be such amounts as are referred to in paragraph 4.1 above, it shall (or shall procure that the Company shall) as soon as reasonably practicable inform the Vendor of the fact and the amount in question. If the Auditors are requested by either of the parties hereto to certify any of such amounts as are referred to above the relevant party shall procure that the Auditors are instructed to give and shall (at the expense of the party requesting) give as soon as practicable such certificate and in so doing they shall act as experts and not as arbitrators and (in the absence of manifest error) their decision shall be final and binding on the parties hereto.
4.3 Where it is provided under paragraph 4.1 above that any amount (the "Relevant Amount") is to be dealt with in accordance with this paragraph 4.3:

4.3.1 the Relevant Amount shall first be set off against any payment then due from the Vendor under this Tax Covenant and/or the Tax Warranties;
4.3.2 to the extent there is an excess of the Relevant Amount after any amounts have been set off under paragraph 4.3.1 above, a refund shall be made to the Vendor of any previous payment or payments by the Vendor under this Tax Covenant and/or the Tax Warranties and not previously refunded under this paragraph 4.3.2 up to the amount of such excess or if less the amount that will leave the Purchaser in the same net after Tax position that it would have been in had no Relevant Amount arisen; and
4.3.3                 to the extent that the excess referred to in paragraph
                      4.3.2 above is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payment or payment which become due from the Vendor under this Tax Covenant or the Tax Warranties.
4.4 Where any such certification as is mentioned in paragraph 4.2 above has been made, the Vendor or the Purchaser may (at its expense) request the Auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.
4.5 If the Auditors certify under paragraph 4.4 above that an amount previously certified should be amended, that amended amount shall be substituted for the purpose of paragraph 4.3 above as the relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above mentioned substitution shall be made as soon as reasonably practicable by the Vendor or the Purchaser as the case may be.
5.       Group Relief
5.1      The Purchaser shall procure that:
5.1.1 the Company will forthwith upon the request of the Vendor make such provisional or final claims to accept the surrender of Group Relief from the Vendor or any member of the Vendor's Group in respect of any accounting period commencing before Completion as the Vendor may in its absolute discretion direct in writing;
5.1.2 the Company, shall take all such steps as the Vendor may reasonably request to permit and effect any such surrender;
5.1.3 if the Company accepts a surrender of Group Relief, pursuant to sub-paragraph 5.1.1 which can be used against an actual liability to corporation tax which will not give rise to a claim under paragraph 1 of Part 2 of this Schedule, the Company makes a payment to the company making the surrender of an amount equal to the corporation tax which would have been payable but for the surrender, payment to be made on the date on which the tax would otherwise have been payable (assuming no application for postponement of payment of the tax had been made).

6.       Amount of Tax Liability

         The amount of any Tax Liability shall be as follows:-
6.1 to the extent that a Tax Liability involves a liability of the Company to make an actual payment or increased payment of Tax, the amount of such payment or increased payment;
6.2 to the extent that a Tax Liability involves a liability of the Company to make a payment or increased payment of Tax which would have arisen but for being satisfied, avoided or reduced by any Accounts Relief or New Relief, the amount of Tax which the Accounts Relief or New Relief in fact saves;
6.3 to the extent that a Tax Liability involves the Loss of any Accounts Relief (other than a right to a repayment of Tax) the amount of Tax which the use of the Accounts Relief would have saved had the Accounts Relief been used by the Company in the period in which the relevant Tax Authority first disallows, withdraws, claws-back, reduces, restricts or modifies the Accounts Relief; and
6.4 to the extent that a Tax Liability involves the disallowance or reduction by any Tax Authority of a right to a repayment of Tax, the amount of the repayment so disallowed or reduced.
7.       Due Date for Payment
7.1 Where the Vendor becomes liable to make a payment pursuant to the provisions of this Schedule, the due date for the making of that payment in cleared funds shall be the date falling five business days after the date on which the Company or (as the case may be) the Purchaser has notified the Vendor of the amount of the payment required to be made or, if later:-
7.1.1                 in the case of a liability within paragraph 1.1.1 and
                      1.1.5 the Business Day prior to the last date on which the payment of Tax in question may be paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Tax Liability; or
7.1.2 in the case of the Loss or set-off of a Relief (being a right to repayment of Tax) within paragraphs 1.1.2 or
                      1.1.3 the date on which such repayment would have been received but for the Loss or set-off; or
7.1.3 in the case of the Loss or set-off of a Relief (other than a right to repayment of Tax) within paragraphs 1.1.2 or
                      1.1.3 the last date on which the Tax Liability which (but for the loss or set-off) would have been payable could have been paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Tax Liability; or

7.1.4 in the case of a liability within paragraph 1.1.6, the Business Day before such costs and expenses become due and payable or are otherwise incurred by the Purchaser and/or the Company; or
7.1.5 in the case of a liability within paragraph 1.1.4 the date on which the Company is required to make the said repayment or payment.
8.       Interest on Late Payments

         If any payment required to be made by the Vendor under this Tax Covenant is not made by the due date for payment thereof, then that payment shall carry interest from that due date until the date when the payment is actually made at the rate of 1% per annum above the base rate from time to time of the Bank compounded quarterly, save that this paragraph shall not apply to the extent that the Vendor's liability under paragraph 1 above compensates the Purchaser for the late payment by virtue of it extending to penalties and interest.
9.       Price Reduction

         Any payment by the Vendor under this Tax Covenant shall (so far as possible) be treated as a reduction in the consideration paid for the Shares provided that nothing in this paragraph 9 shall limit or exclude the liability of the Vendor under this Agreement.
10.      Claims for Tax
10.1 If the Purchaser or the Company receives a Claim for Tax which is likely to give rise to a liability of the Vendor under this Tax Covenant, the Purchaser shall (or shall procure that the Company shall) as soon as reasonably practicable and in any event 10 Business Days before the expiry of any deadline relevant to responding to or appealing against a Claim for Tax give written notice of such Claim for Tax to the Vendor giving details of the nature and quantum of the Claim for Tax in so far as available at the time notice is given.
10.2 If the Vendor in writing requires the Purchaser shall, or shall procure that the Company shall, supply the Vendor with such available and relevant details, documentation, correspondence and information and shall take such action as the Vendor reasonably requests in writing to negotiate, avoid, dispute, resist, compromise, defend or appeal against the Claim for Tax and any adjudication in respect of the Claim for Tax provided that the Vendor shall first indemnify the Company and the Purchaser to the reasonable satisfaction of the Purchaser against all reasonable costs and expenses which may be incurred by the Purchaser or the Company in relation to the same.
10.3 The Purchaser shall further procure that the Company (if the Vendor shall indemnify the Purchaser and the Company to the Purchaser's reasonable satisfaction against all costs and expenses, including interest on overdue Tax, which may be incurred thereby and, if a condition of appealing against a Claim for Tax, pay an amount in respect of the Tax the subject of the Claim for Tax) shall take action in accordance with the reasonable instructions of the Vendor to avoid, dispute, defend, resist, appeal or compromise the claim the subject of the claim for Tax (such a claim where action is so requested being hereinafter referred to as a "Dispute"), provided that:

         (a) the Purchaser shall not be obliged to appeal, nor shall it be obliged to procure that the Company to appeal, against any Claim for Tax if, the Vendor having been given written notice of the receipt of that Claim for Tax in accordance with the preceding provisions of this paragraph, the Company have not within 21 days thereafter received instructions in writing from the Vendor, in accordance with the preceding provisions of this paragraph, to make that appeal;

         (b) the Purchaser shall not be obliged to procure that the Company take any action under this paragraph which involved contesting any Claim for Tax before any court or other appellate body (excluding the authority or body demanding the Tax in question) unless a written opinion of leading tax counsel of at least 7 years call, chosen by agreement (and in the absence of such agreement proposed by the Chair person of the Bar Council) between the Purchaser and the Vendor, has been obtained to the effect that an appeal against the Claim for Tax in question will, on the balance of probabilities, be won; and

         (c) the Purchaser shall not be obliged to take any action which increases the future liability to Tax of the Purchaser or any company which is for this time being a member of the same group of companies as the Purchaser including the company.
10.4 If the Vendor does not request the Purchaser to take or procure the Company to take any action under paragraph 10.3 or fails to indemnify the Purchaser or the Company to the Purchaser's reasonable satisfaction within a period of time (commencing with the date of the notice given to the Vendor) that is reasonable having regard to the nature of the claim for Tax and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing or compromising such claim and which period shall not in any event exceed a period of 30 days or the Dispute concerns fraudulent or dishonest conduct on the part of the Company before Completion or on the part of the Vendor before on or after Completion, the Purchaser or Company shall have the conduct of the Dispute absolutely and without further reference to the Vendor (without prejudice to its rights under this Deed) and subject to paragraph 10.7 shall be free to pay or settle the claim for Tax on such terms as the Purchaser or the Company may in its absolute discretion consider fit.
10.5 Neither the Purchaser nor the Company shall be subject to any liability to any of the Vendors for non-compliance with any of the foregoing provisions of this paragraph 10 if the Purchaser or the Company has acted bona fide in accordance with their obligations under this paragraph 10.
10.6 The Purchaser shall keep the Vendor fully informed of the progress in settling the relevant Claim for Tax conducted at the instructions of the Vendor and shall, as soon as reasonably practicable, forward, or procure to be forwarded to the Vendor, copies of all material correspondence pertaining to it.

10.7 The Purchaser shall not be required on the Vendor's instructions for the Company to settle or compromise any Claim for Tax if Tax Counsel of at least 10 years call (approved by the Vendor (such approval not to be unreasonably withheld or delayed)) determines, at the cost of the Purchaser, it would be reasonable on the merits of the Claim for Tax for the Company not to settle or compromise such a claim and the Vendor shall not be entitled to settle or compromise any Claim for Tax without the written consent of the Purchaser such consent not to be unreasonably withheld or delayed.
11.      Recovery from Third Parties
11.1 If the Purchaser or the Company recovers from any other person (not being the Company but including without limitation a Tax Authority) any amount which is referable to a Tax Liability in respect of which the Vendor has made a payment under this Schedule, the Purchaser will repay to the Vendor the lesser of:-
11.1.1 the sum recovered (less any reasonable costs and expenses properly incurred by the Company and/or the Purchaser in recovering that sum and any Tax payable on the receipt of the same);
11.1.2 the amount paid by the Vendor under paragraph 1 above less any amount paid in respect of costs and expenses under paragraph 1.1.6 above in respect of the Tax Liability; and
11.1.3 the amount which will leave the Purchaser in the same net after Tax position that it would have been in had no such recovery been made.
11.2 If the Purchaser or the Company becomes aware that it is entitled to recover any amount mentioned in paragraph 10.1 above, the Purchaser will as soon as reasonably practicable give notice of that fact to the Vendor and provided that the Vendor indemnifies the Purchaser or the Company to the reasonable satisfaction of the Purchaser against all reasonable costs and expenses (including additional Tax) which may be incurred thereby, the Purchaser shall procure that the Company shall take such action as the Vendor may reasonably request to effect such recovery.
12.               Purchaser's Covenant
12.1 The Purchaser hereby covenants with the Vendor to pay to the Vendor an amount equal to any Tax for which the Vendor is or may be liable as a result of the application of section 767A or section 767AA Taxes Act (change in company ownership: corporation tax) where the taxpayer company or the transferred company (as defined in section 767A(1)(a) and 767AA(1)(a) respectively) is the Company by virtue of non-payment of Tax by the Company together with any reasonable costs and expenses reasonably and properly incurred by the Vendor in connection with taking any successful action under this paragraph save that this paragraph shall not apply in respect of any Tax for which the Vendor is liable to make (but has not yet made) payment to the Purchaser under this Schedule.

12.2 A payment to be made by the Purchaser under this Schedule shall be made in cleared funds seven days after written demand for such payment.
12.3 Where the Purchaser fails to make a payment in satisfaction of a liability under this Schedule by the due date for payment, the liability of the Purchaser shall be increased to include interest on such sum from the date on which the Purchaser becomes liable to make payment until the date when the payment is actually made at a rate per annum being 1% per annum above the base rate from time to time of the Bank compounded quarterly.
13.      Administration
13.1 The Vendor or its duly authorised agents shall (at the Company's expense) forthwith prepare the accounts and corporation tax returns of the Company for all accounting periods ending on or before Completion to the extent that the same have not been prepared before Completion and the Purchaser shall procure that the Company provides such access to its books, accounts and records as is reasonable to enable the Vendor or its duly authorised agents to prepare the documentation and to deal with all matters relating thereto.
13.2 Without prejudice to the Purchaser's rights under this Schedule (in particular paragraph 9) or in relation to the Tax Warranties, the Purchaser shall procure that the Company shall cause the accounts and returns mentioned in paragraph 12.1 of this Part so far as it is legally able to do so to be authorised, signed and submitted to the appropriate authority with such reasonable amendments, if any, as the Purchaser may request and shall give the Vendor or his agents all such assistance as may be reasonably required to agree those returns with the appropriate Tax Authority provided that the Company shall not be obliged to sign and submit a return which is wrong or inconsistent, in any manner.
13.3 The Vendor shall ensure that all communications to the relevant Tax Authority under this paragraph are first sent to the Purchaser at least fifteen Business Days before the due date for the submission of the same and the Vendor shall incorporate any reasonable comments of the Purchaser.
13.4 The Purchaser shall ensure that all material communications to the relevant Tax Authority in respect of the accounting period in which Completion takes place are first sent to the Vendor and the Purchaser shall consult with the Vendor regarding the contents of such communications and (without prejudice to the Purchaser's rights under this Schedule (in particular paragraph 9) or in relation to the Tax Warranties) shall incorporate any reasonable comments of the Vendor.
13.5 Upon the agreement with the Inland Revenue or other Tax Authority of the matters conducted by the Vendor or his agents under this paragraph the Vendor or his agents shall forthwith deliver copies of all relevant files, documents and information to the Purchaser.

13.6 The Vendor shall use or shall procure that their agents use all reasonable expedition to ensure that all the tax affairs of the Company conducted by the Vendor or his agents under this paragraph are completed as soon as reasonably possible.
14.      Section 179A TCGA

         The Purchaser shall be entitled to require that the Vendor makes or procures a member of the Vendor's Group (the member being chosen by the Vendor) to make an election under Section 179A TCGA to pass any liability to such other company that would have arisen under Section 179 TCGA to the Company.
15.      No Deductions or Withholdings
15.1 Save only as may be required by law all sums payable by the Vendor under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever.
15.2 If any deduction or withholding is required by law to be made from any payment by the Vendors under this Agreement, or the Purchaser is subject to Tax in respect of any payment by the Vendor under this Agreement, the Vendor shall pay such additional sum as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of such deduction or withholding or Tax) will, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding for Tax PROVIDED THAT to the extent that the benefit of any part of this Agreement is assigned, novated or otherwise transferred by the Purchaser the Vendor's liability under this Agreement shall be no greater than it would have been had the payment in question been made to the Purchaser.

                             Part 3 - Tax Warranties
1.       Tax Returns
1.1 The Company has duly made all claims disclaimers elections and surrenders and given all notices and consents and done all other things in respect of Tax the making giving or doing of which was assumed to have been made for the purposes of the Accounts. All such claims, disclaimers, elections, surrenders, notices, consents and other things have been accepted as valid by the relevant Tax Authority and none have been revoked or otherwise withdrawn.
1.2 The Company has duly made or submitted all returns, computations, notices, registrations and accounts which ought to have been made for the purposes of Tax (including all returns, documents or information in respect of PAYE and National Insurance or any similar taxes outside the United Kingdom) and all such returns (and all other information supplied to any Tax Authority for such purpose were at the time when they were submitted complete, correct and up-to-date and remain complete and correct in all material respects.
1.3 The Tax affairs of the Company have never been the subject of investigation or enquiry (other than routine enquiries in respect of PAYE, VAT or Social Security Contributions) by any Tax Authority and no Tax Authority has indicated that it intends to investigate the Tax Affairs of the Company.
1.4 The Company has duly paid all Tax which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for Tax and there is no Tax the payment of which has been postponed by agreement with the relevant Tax Authority or by virtue of any right under the Tax Statutes or the practice of any Tax Authority.
1.5 The Company has (to the extent required by law) preserved and retained in its possession records relating to its Tax affairs (including PAYE and National Insurance or any similar taxes outside the United Kingdom records and VAT records) and has sufficient records relating to past events to calculate the profit, gain, loss, balancing charges or allowances or any reliefs (all for Tax purposes) which would arise on any disposal or on the realisation of any assets owned at the Accounts Date or acquired since that date.
2.       Deductions and Withholdings

         The Company has made all deductions and withholdings in respect of, or on account of, any Tax (including amounts to be deducted under the PAYE and National Insurance systems) from any payments made by it which it is obliged or entitled to make and (to the extent required to do so) has accounted in full to the relevant Tax Authority for all amounts so deducted or withheld and has (to the extent required by law) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

3.       Overseas Elements

         The Company has never been resident or had a branch, agency, place of business, any permanent establishment (within the meaning of the OECD Model Double Taxation Agreement) or subsidiary incorporated outside the United Kingdom and has never carried out any trading activities outside the United Kingdom for the purposes of any Tax Legislation.
4.       Close Companies
4.1 The Company is not and has not at any time been a close investment holding company within the meaning of section 13A ICTA.
4.2 The Company has not at any time during the period of seven years ending on the date of this Agreement made any payment which falls to be treated as a distribution under section 418 ICTA (distribution to include certain expenses of close companies).
4.3 The Company has not made any loan, advance or payment or given any consideration which could fall to be chargeable to tax under sections 419 to 422 ICTA and which have remained outstanding at any time during the period of seven years ending on the date of this Agreement and the Company has not released or written off or agreed to write off the whole of any such loans or advances.
5.       Capital Gains

         The sum which would be allowed as a deduction from the consideration under section 38 TCGA of each asset of the Company (other than trading stock) if disposed of on the date of this Agreement would not be less than (in the case of an asset held on the Accounts Date) the book value of that asset shown or included in the Accounts or (in the case of an asset acquired since the Accounts Date) an amount equal to the consideration given for its acquisition.
6.       Capital Allowances

         No balancing charge in respect of any capital allowances claimed or given would arise if any asset of the Company were to be realised for a consideration equal to the amount of the book value of such asset as shown or included in the Accounts (or, in the case of any asset acquired since the Accounts Date, for a consideration equal to the consideration given for the acquisition)
7.       Stamp Duties
7.1 The Company has duly paid all stamp duty for which it is or has been or may be made liable and without limitation:-
7.1.1 all documents in the enforcement of which the Company is or may be interested have been duly stamped; and

7.1.2 there are no documents outside the United Kingdom which if they were brought into the United Kingdom would give rise to a liability to stamp duty payable by the Company.
7.2 The Disclosure Letter sets out full and accurate details of any chargeable interest (as defined under section 48 of FA 2003) acquired or held by the Company in respect of which a land transaction return or additional land transaction return will be required to be filed with a Tax Authority or payment of Stamp Duty Land Tax made on or after Completion.
8.       Value Added Tax
8.1 The Company is registered for VAT in the United Kingdom under schedule 1 VATA and has not at any time in the last six years been treated as (nor applied to be) a member of a group of companies for VAT purposes.
8.2 The Company has not made and is not otherwise bound by any election made pursuant to paragraph 2 (election to waive exemption) of schedule 10 VATA.
9.       Share and Bonus Schemes

         The Company has not established (nor is it a participant in) any bonus, share option, profit related pay or other scheme or arrangement, whether or not approved by the Inland Revenue, for the benefit of its current or former officers or employees or any of them.
10.      Corporation Tax - Instalment Payments

         The Company is a "large company" as defined by regulation 3 CTIP.
11.      Capital Goods Scheme

         The Company does not own and has not at any time within the period of 10 years preceding the date of this Agreement owned any assets which are capital items subject to the Capital Goods Scheme under Part XV of the VAT Regulations 1995.
12.      Section 765 TA 88

         The Company has not without the prior consent of the Treasury carried out or agreed to carry out any transaction under section 765 TA 88 which would be unlawful in the absence of such consent and has, where relevant, complied with the requirements of section 765A(2) TA 88 (supply of information on movement of capital within the EU) and any regulations made or notice given under this Agreement.
13.      Transactions Requiring Clearance or Consent

         All particulars furnished to any Taxation Authority in connection with an application for clearance or consent by the Company or on its behalf or affecting the Company have been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations and any transaction for which clearance or consent was obtained, has been carried into effect only in accordance with the terms of the relevant clearance or consent.

14.      Calculation of Liability

         The Company has sufficient records relating to past events, including any elections made, to permit accurate calculation of the Taxation liability or relief which would arise upon a disposal or realisation on Completion of each asset owned by the Company at the Accounts Date or acquired by the Company since that date but before Completion.
15.      Claims and Disclaimers

         The Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Accounts.
16.      Leased Assets

         The Company has not made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from the Company and no election affecting the Company has been made or agreed to be made under sections 53 or 55 CAA in respect of such assets.
17.      Finance Leases

         The Company is not a lessee under a lease to which the provisions of
         Schedule 12 FA 1997 apply or could apply.
18.      Short Life Assets

         The Company has not made any election under section 37 CAA nor is it taken to have made such an election under section 37(8)(c) CAA.
19.      Long Life Assets

         The company does not own and has not owned a long life asset (within the meaning of section 38A CAA) in respect of which any claim for capital allowances would be subject to the provisions of sections 38E-38G CAA.
20.      Industrial Buildings

         None of the assets of the Company expenditure on which has qualified for a capital allowance under Part I CAA has at any time been used otherwise than as an industrial building or structure.
21.      Non-Deductible Payments

         No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an existing obligation to pay in the future are or may be wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax.

22.      No Unremittable Income or Gains

         No claims have been made by the Company under sections 584, 585 or 723 TA 88 or under section 279 TCGA.
23.      Controlled Foreign Companies

         No notice of the making of a direction under section 747 TA 88 has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to the Company pursuant to section 752 TA 88.

                                   SCHEDULE 6

                                   Limitations


1. The aggregate liability of the Vendor in respect of all Claims (excluding a Claim under paragraph 3 of Schedule 4) shall be limited to (pound)16,500,000.
2. No Warranty Claim shall be brought by the Purchaser nor shall the Vendor be liable in respect of any Warranty Claim unless:- 2.1 that Warranty Claim exceeds (pound)15,000 in amount ("a Relevant Claim"); and unless 2.2 the amount of that Relevant Claim when added to the aggregate amount of all other Relevant Claims exceeds (pound)300,000 in which case the Vendor shall be liable for the whole of such Relevant Claims and not merely the excess. For the avoidance of doubt, no matter waived by the Purchaser in accordance with Clause 5 shall be taken into account in determining whether or not the amount of any such Relevant Claims is equal to or greater than (pound)300,000.
3. The Purchaser shall not make any Warranty Claim against the Vendor nor shall the Vendor have any liability in respect of any matter or thing unless notice in writing of the relevant matter or thing (specifying the details and circumstances giving rise to the Warranty Claim or Warranty Claims and an estimate in good faith of the total amount of such Warranty Claim or Warranty Claims) is given to the Vendor:
3.1 18 months in the case of any other Warranty Claim excluding a claim under paragraphs 13 (Product Liability) and 29
         (Environmental) of Schedule 4; and
3.2 two years in the case of a Warranty Claim under paragraph 13 (Product Liability) of Schedule 4; and
3.3 four years in the case of a Warranty Claim under paragraph 29 (Environmental) of Schedule 4.
4. The Purchaser shall not make any Claim against the Vendor in respect of the Tax Covenant nor shall the Vendor have any liability in respect of any matter or thing unless notice in writing of the relevant matter or thing (specifying the details and circumstances giving rise to a Claim in respect of the Tax Covenant and an estimate in good faith of the total amount of such Claim) is given to the Vendor seven years after the Completion Date.
5. The Purchaser shall promptly notify the Vendors of Claims (other than a Claim in relation to the Tax Covenant) provided that a failure to notify promptly shall not affect such Claim save to the extent the Vendor is actually prejudiced by such failure to notify promptly.
6. The liability of the Vendor in relation to any Warranty Claim shall absolutely terminate (if that Warranty Claim has not previously been withdrawn, satisfied or settled) if legal proceedings in respect of that Warranty Claim containing particulars of the nature and extent of it (to the extent then known) shall not have been properly issued and validly served on the Vendor within six months of the date of service of any notice under paragraph 3.

7. No Warranty Claim may be made by the Purchaser against the Vendor and the Vendor shall have no liability under any Warranty Claim in respect of:
7.1 any liability, matter or thing or disclosure fairly disclosed by the Disclosure Letter and/or the Supplemental Disclosure
         Letter; or
7.2 any warranty, representation, indemnity, covenant, undertaking given in relation to the sale of the Shares except where it is expressly contained in this Agreement; or
7.3      any liability, matter or thing provided for in the Accounts; or
7.4 any liability, matter or thing paid or satisfied on or before the Accounts Date where such payment is reflected in the Accounts; or
7.5 any liability, matter or thing specifically provided for or taken account of in the Management Accounts; or
7.6 any liability, matter or thing provided for in the Completion Accounts or which was otherwise the subject of an adjustment under Schedule 7; or
7.7 any liability, matter or thing if that liability, matter or thing would not have arisen or occurred but for an act, transaction or omission done, entered into or omitted to be done by the Purchaser or the Company or any of their respective directors, employees or agents:
7.7.1 on or before Completion on the request of or under the direction of the Purchaser or any of its directors, employees or agents; or
7.7.2 after Completion other than as required by law or pursuant to a legally binding commitment of the Company created on or before Completion and otherwise than in the proper and ordinary course of business of the Company as carried on immediately before Completion; or
7.8 any liability or matter resulting from a change in the accounting or taxation policies or practices of the Purchaser or any related company of the Purchaser or the Company (including the method of submitting taxation returns) introduced or having effect after Completion; or
7.9 any liability, matter or thing to the extent that it occurs as a result of or is otherwise attributable to:
7.9.1 any law, regulation, rule or practice not in force at the date of this Agreement or any change in the interpretation of any law, regulation, rule or practice whether or not with retrospective effect; or
7.9.2 any increase after the date of this Agreement in the rates of taxation in force at the date of this Agreement
         (including any effect such increase may have on any provision or reserve made in the Accounts which were prepared in good faith prior to this increase); or

7.9.3    the Purchaser or the Company disclaiming any part of the
         benefit of capital or other allowances against the
         taxation claimed or proposed to be claimed on or before
         the date of this Agreement provided that such claim or
         proposed claim has been taken into account in preparing
         the Completion Accounts and the Purchaser is or ought
         reasonably to be aware of this; or
7.10 any liability which is contingent only unless or until such contingent liability becomes an actual liability and is due and payable, but this paragraph 7.10 shall not operate to avoid a Warranty Claim made in respect of the contingent liability within the applicable time limits specified in paragraph 4 above; or
7.11 any change in the conduct of or the cessation or winding up of the business of the Company; or
7.12     any loss for which the Purchaser or the Company has been reimbursed.
8. The Vendor shall be entitled to require the Purchaser (in the name of the Company if the Vendor so requests) or the Company at the expense of the Vendor to take all such steps or proceedings as the Vendor may reasonably require in order to avoid, dispute, resist, mitigate, compromise, defend or appeal against any relevant third party claim (that is to say any claim by a third party against the Company either in relation to Clause 11.4 or which will give rise or has given rise to any other Claim (other than a Claim in relation to Tax) and in respect of which the Vendor has admitted liability to the Purchaser under this Agreement, a "Relevant Third Party Claim") and the Purchaser shall act or shall procure that the Company shall act in accordance with any such requirements subject to the Purchaser and/or the Company being indemnified by the Vendor to the reasonable satisfaction of the Purchaser against all reasonable costs and expenses incurred or to be incurred in connection with the taking of such steps or proceedings.
9. For the purpose of enabling the Vendor to avoid, dispute, resist, mitigate, compromise, defend or appeal against any Relevant Third Party Claim or to decide what steps or proceedings should be taken in order to do so, the Purchaser shall:
9.1.1    give written notice to the Vendor within 14 days of any
         Relevant Third Party Claim or any circumstances giving or
         likely to give rise to a Relevant Third Party Claim coming to its notice or to the notice of the Company;
9.1.2 subject to legal or professional privilege disclose in writing to the Vendor all information and documents relating to any Relevant Third Party Claim or liability, matter or thing which may give rise to a Relevant Third Party Claim and, if requested by the Vendor, on reasonable notice give the Vendor and its professional advisers reasonable access during normal working hours to the personnel of the Purchaser and/or the Company as the case may be and to any relevant premises, chattels, accounts, documents and records within the power, possession or control of the Purchaser and/or of the Company which relate to such Relevant Third Party Claim to enable the Vendor and its professional advisers to interview such personnel, and to
         examine  such  premises,  chattels,  accounts,    documents and records
         and to take copies or photographs of the relevant accounts, documents or records all at their own expense;

9.1.3 not make any admission of liability, agreement or compromise with any person, body or authority in relation to the Relevant Third Party Claim without prior consultation with the Vendor;
9.1.4 if the Vendor so requests, delegate entirely to it the conduct of any proceedings of whatsoever nature arising in relation to the Relevant Third Party Claim and, in that event, give or cause to be given to the Vendor all such assistance as it may reasonably require in disputing that Relevant Third Party Claim and instruct such solicitors or other professional advisors (at the cost of the Vendor) as the Vendor may nominate (with the approval of the Purchaser, such approval not to be unreasonably withheld or delayed) to act in accordance with the Vendor's instructions on their behalf or on behalf of the Company.
10. Neither the Purchaser or the Company shall be obliged to take any action referred to in paragraphs 8 and 9 of this Schedule if the taking of such action is in the reasonable view of the Purchaser likely to be detrimental to the goodwill of the Purchaser or the Company or disrupt the business or operations of the Company.
11. The Vendor shall reimburse to the Purchaser or the Company (as the case may be) all reasonable costs, charges and expenses incurred by any of them in complying with its obligations under paragraphs 8 and 9 of this Schedule.
12. The Purchaser shall forthwith reimburse to the Vendor an amount equal to any sum paid by the Vendor in relation to any Claim which is subsequently recovered by or paid to the Purchaser or to the Company by a third party, less the reasonable costs of recovery.
13. Payment of any Warranty Claim by a third party shall to the extent of such payment satisfy and preclude any other Warranty Claim which is capable of being made against the Vendor in respect of the same subject matter to the intent that the Purchaser shall not be entitled to recover more than once in respect of the same sum.
14. Nothing in this Agreement shall in any way diminish the Purchaser's or the Company's common law obligation to mitigate its loss.
15. If the Vendor shall have made any payment in respect of any Warranty Claim and the Company shall receive a benefit or refund which was not taken into account in calculating the liability of the Vendor in respect of that Warranty Claim and would have reduced the liability had this been so, the Purchaser shall forthwith repay to the Vendor a sum corresponding to such benefit or refund as the case may be up to an amount equal to the payment made in respect of the Warranty Claim.

16. The Purchaser agrees with the Vendor that, in respect of any matter which may give rise to a Claim or other liability in relation to this Agreement or any of the documents in Agreed Form, such Claim or liability shall not be met more than once.
17. Any payment made by the Vendor pursuant to any Claim shall be deemed to constitute a repayment of and a reduction in the aggregate consideration payable by the Purchaser for the Shares.
18. In assessing any damages or compensation payable by the Vendor the value of the Shares shall not be taken as exceeding the Purchase Price.
19. Without prejudice to any other provision of this Agreement, if the Purchaser intends to bring a Warranty Claim against the Vendor in respect of paragraph 13 (Product Liability) of Schedule 4 (a "PL Claim"), the Purchaser agrees not to issue and serve proceedings against the Vendor in accordance with the provisions of this Schedule unless it has:
19.1 notified the Vendor as soon as practicable of the circumstances relating to that PL Claim; and
19.2 provided all reasonable assistance to the Vendor and details of all relevant correspondence and documentation in respect of such PL Claim; and
19.3 co-operated with the Vendor and the relevant insurance broker or insurance company and exhausted all available means to it to effect recovery under any relevant policy of insurance within the time period in paragraph 19.4; and
19.4 not either recovered under any relevant policy of insurance or received confirmation from the relevant insurance broker or insurance company of an intention to settle the relevant PL Claim in either case within a period of 4 months from the date on which the Vendor has been notified of the relevant PL Claim under paragraph 19.1 above, provided always that any action in relation to this paragraph shall increase the time limit set out in paragraph 5 above so that the Purchaser has a further six months from the date of complying with this paragraph 19 to bring proceedings against the Vendor in respect of a PL Claim.
20. Without prejudice to the terms of the Tax Covenant, no Claim may be made by the Purchaser against the Vendor under Clause 11.4, and the Vendor shall have no liability, in respect of any liability matter or thing provided for in the Completion Accounts or which was otherwise the subject of an adjustment under Schedule 7.
21. Without prejudice to any other provision of this Agreement, if the Purchaser intends to bring a Warranty Claim against the Vendor in respect of paragraph 29 (Environmental) of Schedule 4 (a "Environmental Claim"), the Purchaser agrees not to issue and serve proceedings against the Vendor in accordance with the provisions of this Schedule unless it has:

21.1 notified the Vendor as soon as practicable of the circumstances relating to that Environmental Claim; and
21.2 provided all reasonable assistance to the Vendor and details of all relevant correspondence and documentation in respect of such Environmental Claim; and
21.3 co-operated with the Vendor and the relevant insurance broker or insurance company and exhausted all available means to it to effect recovery under any relevant policy of insurance within the time period in paragraph 21.4; and
21.4 not either recovered under any relevant policy of insurance or received confirmation from the relevant insurance broker or insurance company of an intention to settle the relevant Environmental Claim in either case within a period of 4 months from the date on which the Vendor has been notified of the relevant Environmental Claim under paragraph 21.1 above, provided always that any action in relation to this paragraph shall increase the time limit set out in paragraph 5 above so that the Purchaser has a further six months from the date of complying with this paragraph 21 to bring proceedings against the Vendor in respect of a Environmental Claim.

                                   SCHEDULE 7

                     Part One - Adjustment of Consideration


1.       Interpretation

         In this Schedule, where the context admits:

 "Completion
  Accounts"
means the consolidated balance sheet of the Company and its Subsidiary prepared in accordance with paragraph 2 and agreed or determined in accordance with paragraph 4 and a statement of Net Working Capital using the pro forma set out in part three of this Schedule;

 "Debt"
means the aggregate, stated in pounds sterling, of the following (i) the amount drawn down by the Company and the Subsidiary under any facilities as stated in their respective books on the Completion Date, (ii) any additional amounts required in order to pay off such facilities in full at Completion including break fees and all costs and expenses, including in relation to the transactions contemplation by this Agreement to the extent not satisfied in full prior to Completion, (iii) the total amounts required to pay off at Completion under any finance leases or capital leases, hire purchase contracts, factoring arrangements whether or not interest bearing, in each case entered into in the period between 1 July 2005 and the Completion Date, including all repayment fees, costs and expenses, (iv) all employee loyalty, stay bonus, transaction bonus or costs to the extent not satisfied in full prior to Completion and any Taxes incurred or withheld in connection thereunder, (v) pension liabilities of the Company or the Subsidiary as at Completion to the extent not paid prior to Completion and any amounts owing but unpaid by the Company or its Subsidiary in connection with any pension or retirement benefit of any person or any insurance legally required in connection therewith, (vi) all amounts required to pay off and discharge in full all other indebtedness for borrowed money of whatever nature outstanding in the Company or its Subsidiary upon Completion, (vii) all amounts of whatsoever nature owed to the Vendor or any member of the Vendor's Group, (viii) the amount of customer deposits, unearned revenue or advance payments received for which the associated supplies of goods or services have not been made at or prior to the Completion Date (ix) any unpaid breakage costs for the unwinding of any foreign exchange and interest rate hedges as at the Completion Date, (x) obligations as of the Completion Date in respect of the deferred purchase price of property or services (other than payables incurred in the ordinary course of business), (xi) an amount equal to any accrual for all unpaid Taxes of the Company and its Subsidiary as at Completion as set forth in the Completion Balance Sheet (whether or not due and payable), (xii) an amount equal to any exceptional liabilities in respect of severance, restructuring, product warranties, litigation and legal claims, onerous contracts and provisions in respect of the Hive Up Agreement in each case as set forth on the Completion Accounts other than those exceptional liabilities to which the Purchaser has consented under Clause 6.3 or which are otherwise the subject of Clause 5.9, (xiii) any amounts payable by the Purchaser or any member of the Purchaser's Group to replace any guarantee or security of the nature described in Clause 11.1;

 "Net Working Capital"
means the aggregate of Current Assets minus (a) Current Liabilities and (b) Debt which is not repaid on or prior to Completion; where

                             i) Current Assets means all current assets, stocks, debtors and cash in hand and at bank as shown in the Completion Accounts, but excluding to the extent included therein the following: (i) restricted / trapped cash in hand and at bank; (ii) all amounts owed by the Vendor's Group; (iii) stocks, debtors and any other current assets related to the Aircraft Seating Business; and (iv) deferred tax assets;

                             ii) Current Liabilities means all current liabilities, creditors and accruals as shown in the Completion Accounts, but excluding to the extent included therein the following: (i) current and deferred corporate income tax liabilities; and (ii) all Debt to the extent not paid on or prior to Completion.
2.       Completion Accounts
2.1 The Purchaser shall as soon as practicable, and in any event within 20 Business Days after Completion, procure that a draft consolidated balance sheet for the Company and the Subsidiary shall be prepared in the form set out in part two of this Schedule and in accordance with paragraph 4 of this Schedule and a draft statement of Net Working Capital are delivered to the Vendor.
2.2 The parties shall use their best endeavours to secure compliance with this Schedule by their respective accountants.
2.3 Each party shall promptly supply all such information and provide access to all such records and personnel as the other and any independent firm of accountants appointed under paragraph 2.8 shall reasonably require.
2.4 The Vendor, if so required by the Purchaser or such independent firm, shall use all reasonable endeavours with the reasonable assistance of the Purchaser (including the provision by the Purchaser of an indemnity to the auditors in the usual form), to obtain for the Purchaser or such independent firm access to the working papers of the Company's auditors prepared in relation to the audit of the Accounts.

2.5 As soon as the draft Completion Accounts shall have been prepared, the Purchaser shall send a copy to the Vendor and shall in addition, at the same time, send to the Vendor its calculation of the Net Working Capital together with any relevant supporting documents.
2.6 Unless the Vendor shall within 10 Business Days after receipt of the draft Completion Accounts (and calculation as provided in paragraph 2.5 serve a notice in writing on the Purchaser that it objects to the draft Completion Accounts (identifying the reason for any objection and the amount(s) or item(s) in the draft Completion Accounts and/or calculation which is/are in dispute) (such notification being, for the purposes of this paragraph 2.6, an "Objection Notice") the Vendor shall be deemed to have agreed to the draft Completion Accounts and the Purchaser's calculation of the Net Working Capital for all purposes of this Agreement.
2.7 If, on or before the expiry of the period referred to in paragraph 2.6, the Vendor shall serve upon the Purchaser an Objection Notice then the Purchaser and the Vendor shall use their reasonable endeavours to reach agreement upon adjustments to the draft Completion Accounts and the value of Net Working Capital. Neither the Vendor nor the Purchaser shall be entitled to propose any adjustments to the draft Completion Accounts except: (i) in the case of the Vendor, an adjustment relating to any asset or liability referred to its Objection Notice and (ii) in the case of either of them, an adjustment by way of counter-proposal to an adjustment proposed by the other of them, being in each case, a revision of an adjustment referred to in the Objection Notice.
2.8 If the Vendor and the Purchaser are unable to reach agreement within 10 Business Days following service of the Objection Notice, either the Vendor or the Purchaser shall be entitled to refer the matter or matters in dispute to KPMG or, in the event that KPMG is unable or unwilling to act, to an independent national firm of chartered accountants (in either case, "the Firm") agreed upon between them or (failing agreement) to be selected (at the instance of either party) by the President for the time being of the Institute of Chartered Accountants in England and Wales. The Vendor and the Purchaser shall use their respective best endeavours to procure that the Firm delivers their decision within such time as may be stipulated in their terms of reference. The Firm shall act as experts not as arbitrators and shall determine the matter or matters in dispute (which may include any dispute concerning the interpretation of any provision of this Agreement affecting the Completion Accounts or their jurisdiction to determine the dispute or the content or interpretation of their terms of reference) and their decision shall be final and binding. The Firm may so far as is reasonable instruct valuers, solicitors and other professional advisers to the extent they consider necessary to reach their determination. The fees and expenses of the Firm (including the reasonable fees of any professional advisers appointed by them as aforesaid) and any professional fees incurred by the Vendor and the Purchaser in relation to the dispute shall be borne by the Vendor and the Purchaser equally or in such other proportions as the Firm shall direct.

2.9 If on or before the expiry of the period referred to in paragraph 2.4 the Vendor shall not have served an Objection Notice on the Purchaser, or if such notice is served and the Purchaser and the Vendor shall subsequently agree the draft Completion Accounts or the matters in dispute are referred to the Firm under paragraph 2.6, the draft Completion Accounts, as adjusted (where applicable) so as to be in accordance with the agreement of the Purchaser and the Vendor or the determination of the Firm shall be the Completion Accounts for the purposes of this Agreement and shall be final and binding on the parties.
3.       Specific requirements
3.1 In preparing the Completion Accounts, a classified consolidated balance sheet should be prepared in the format set out in part two of this Schedule and in accordance with the following hierarchy of Policies:
3.1.1 in the first place, the specific accounting policies set out in paragraph 4 below;
3.1.2 subject to paragraph 3.1.1 above and where the accounting treatment set out in paragraph 3.1.1 is inapplicable, using the same accounting policies, principles, bases and practices as those adopted in the preparation of the Accounts, consistently applied; and
3.1.3 subject to paragraph 3.1.2 above and where the accounting treatment set out in paragraph 3.1.2 is inapplicable, in accordance with UK GAAP as at the Completion Date. For these purposes, "UK GAAP" means the statements of standard accounting practice referred to in section 256 CA 1985 issued by the Accounting Standards Board or such other body as is prescribed by the Secretary of State from time to time, including the statements of standard accounting practice formerly issued by the Accounting Standards Committee and since adopted by the Accounting Standards Board, the Abstracts issued by the Urgent Issues Task Force and any financial reporting standards issued by the Accounting Standards Board or such other body referred to above.
3.2 The Completion Accounts shall be prepared to the close of business on the Completion Date and shall not include any transactions contemplated by this Agreement. The Hive Up is not to be treated as a transaction contemplated by this Agreement.
3.3 The Completion Accounts shall be prepared as if the Completion Date had fallen on an accounting reference date of the Company.
4.       Specific Accounting Policies to be applied in the Completion Accounts
4.1 The Completion Accounts shall contain a note of all the material details of each claim, election, surrender, disclaimer made or notice or consent given or any other thing done for the purpose of calculating any provision for Tax in the Completion Accounts or any provision for Tax that would have been made in the Completion Accounts but for any Relief (as defined in Schedule 5).

4.2 For the avoidance of doubt, in preparing the draft Completion Accounts no minimum materiality limits shall be applied, except where stated in paragraph 5 below.
4.3 No adjustments shall be made to the Completion Accounts in relation to any matter which arises from any decision taken by the Purchaser.
4.4 In the event that the Completion Date does not fall upon the date of a normal accounting month end, all items accounted for on a time apportioned basis, including accruals, and prepayments, will be calculated on a daily basis.
4.5 Save as otherwise provided in this Schedule, to the extent that the making of general provisions was part of the accounting policies, principles, practices, evaluation rules and procedures, methods and bases adopted by the Company in the preparation of the Accounts, such general provisions shall be made in the Completion Accounts.
4.6 No provision shall be made in respect of any post-balance sheet event occurring more than 20 Business Days after the
         Completion Date.
4.7
4.7.1 On the Completion Date the Vendor will commence a physical stock take of the stock of the Company and its Subsidiary in a manner consistent with normal procedures of the Vendor's Group and will conclude the same as soon as practicable thereafter. The Vendor's auditors and the Purchaser's auditors shall be given access to relevant sites at relevant times in order to observe the procedures being carried out.
4.7.2 Stock should be valued at the lower of cost and net realisable value. Net realisable value is the estimated selling price of the stock, less further costs to completion, and less all administrative, distribution and selling expenses that would be incurred in selling that stock. Cost is defined as the actual acquisition costs for purchased goods and materials plus direct and indirect production costs, including actual production overheads (absorbed using consistent absorption methodologies as applied in the preparation of the Accounts) for manufactured goods.
4.7.3 The cost of raw materials is the invoice purchase price applied on a first in first out basis. This will include all charges incurred in bringing them to their current location and physical state, eg. customs duties, freight and carriage charges. Demurrage charges should not be included. Trade discounts and rebates should be deducted where practicable, but not discounts for cash settlement.
4.7.4 The cost of work in progress and finished goods is factory cost comprising all expenditure incurred up to the last operation completed. The valuation should also include direct labour and production overheads (absorbed using consistent absorption methodologies as applied in the preparation of the Accounts).Costs are determined on the basis of first in first out (FIFO).

4.7.5 Adequate provision will be made for slow moving and obsolete stocks. The method of calculating provisions is as follows:
                      i) a 50% provision shall be applied to all stock which has not moved for between 6 and 12 months,
                      ii) a 100% provision shall be applied to all stock which has not moved for over 12 months, except where, on review of individual product lines taking into account shelf life, product in back log and necessary stock holdings for ongoing business, management views the formula based provision for the individual stock line as inappropriate. Slow moving stock is valued on the basis of expected realisable value. Unsaleable stock is fully written-off. If this will involve disposal costs, these are provided for at the time the decision is made to write off the stock.
4.7.6 Unrealised profit consists of the gross margin on intra group sales relating to goods that have not been sold to a third party by the receiving group company as of the Completion Date and is eliminated on consolidation.
5.                    Adjustment of Consideration
5.1 When the Completion Accounts have become final and binding, the Purchase Price shall forthwith:
5.1.1 be increased by the amount (if any) by which the Net Working Capital of the Company as at the date of Completion as shown by the Completion Accounts are greater than (pound)3,700,000; or (as the case may be)
5.1.2 be reduced by the amount (if any) by which the Net Working Capital of the Company as at the date of Completion as shown by the Completion Accounts are less than (pound)3,700,000.
5.2 Any increase or reduction in the Purchase Price shall be paid by the Purchaser or the Vendor (as appropriate) within 5 Business Days after agreement or determination of the Completion Accounts and the statement of Net Working Capital.
5.3 Notwithstanding any other provision of this Schedule, no payment shall be made under this paragraph 5 of Schedule 7 unless such payment exceeds (pound)20,000 in which case the whole amount of any increase or reduction in the Purchase Price shall be payable and not merely the excess over (pound)20,000.

                 Part Two - Pro Forma Consolidated Balance Sheet



      Fixed Assets

      Intangible Assets

      Tangible Assets

      Current Assets


      Stocks


      Debtors


      Investments


      Cash at bank


      Restricted / Trapped Cash


      Creditors: amounts falling due within one year


      Net Current Assets



      Total assets less current liabilities

      Provisions for liabilities and charges


      Deferred tax


      Minority interests


      Net Assets

                  Part Three - Statement of Net Working Capital



Current Assets                                           X


Current Liabilities                                      X


Debt                                                     X


Net Working Capital                                      X




Total {}[due to Vendor/Purchaser]                        X

Executed as a deed by REINHOLD INDUSTRIES INC
acting by:

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----------------------------------------------------------------
Authorised Signatory


Authorised Signatory

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[Authorised Signatory]




----------------------------------------------------------------


Executed  as a deed by TCG  GUARDIAN  2 LIMITED
acting by:

Director




--------------------------------------------------------------


-----------------------------------------------  Director/Secretary



Director






-----------------------------------------------



Director/Secretary